                      FINANCING AGREEMENT

                  dated as of June 14, 1999

                           among

              THE CIT GROUP/BUSINESS CREDIT, INC.
                         ("Agent"),


             THE LENDERS WHICH ARE PARTIES HERETO
                       (the "Lenders")

                             and

    VISKASE CORPORATION and VISKASE SALES CORPORATION
               (collectively, the "Companies")

                     TABLE OF CONTENTS

                                                             Page
SECTION 1.   Definitions                                       1
SECTION 2.   Conditions Precedent                             19
SECTION 3.   Revolving Loans                                  24
SECTION 4.   Term Loan                                        27
SECTION 5.   Letters of Credit                                28
SECTION 6.   Collateral                                       30
SECTION 7.   Representations, Warranties and Covenants        34
SECTION 8.   Interest, Fees and Expenses                      45
SECTION 9.   Powers                                           48
SECTION 10.  Events of Default and Remedies                   49
SECTION 11.  Termination                                      52
SECTION 12.  Miscellaneous                                    52
SECTION 13.  Agreements Regarding the Lenders                 55
SECTION 14.  Agency                                           58

EXHIBITS
--------
Exhibit A  -  Form of Term Loan Promissory Note
Exhibit B  -  Form of Assignment and Transfer Agreement

SCHEDULES
---------
Schedule 1.1(a)     -     Permitted Liens
Schedule 1.1(b)     -     Certain Customers
Schedule 1.1(c)     -     Permitted Indebtedness
Schedule 6.1        -     Excluded Assets
Schedule 7.1        -     Collateral Locations, Chief
                             Executive Office and Tradenames
Schedule 7.7        -     Environmental Matters
Schedule 7.9(e)     -     Existing Guaranties

                 FINANCING AGREEMENT
                 -------------------

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation
     -----------------------------------
("CITBC"), with offices located at 10 South LaSalle Street, Chicago, Illinois 60603; any other party hereafter becoming a Lender hereunder pursuant to Section 13.5 hereof hereinafter are collectively referred to
            ------------
as the "Lenders" and individually as a "Lender"); and CITBC, as Agent for the Lenders (hereinafter the "Agent"); are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans, term loans and other financial accommodations to each of VISKASE CORPORATION, a Pennsylvania
                          -------------------
corporation ("Viskase Corporation"), with its principal place of business at 6855 West 65th Street, Bedford Park, Illinois 60638, and VISKASE SALES CORPORATION, a Delaware corporation ("Viskase Sales"),
-------------------------
with its principal place of business at 6855 West 65th Street, Bedford Park, Illinois 60638, jointly and severally (Viskase Corporation and Viskase Sales are hereinafter sometimes referred to individually as a "Company" and collectively as the "Companies").

                      SECTION 1.  Definitions
                                  -----------

        1.1 For purposes of this Financing Agreement (this "Agreement" or this "Financing Agreement"), the following terms shall be defined in the following manner:

     Accounts shall mean all of each Company's now existing and future:
     --------
(a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from each Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any Company's trade names or styles, or through any Company's divisions; (b) instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder;
(f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

     Accounts Receivable Advance Percentage shall mean eighty-five
     --------------------------------------
percent (85%).

     Agent Proposal Letter shall mean the Proposal Letter dated
     ---------------------
April 14, 1999 issued by Agent, and accepted by Viskase Corporation.

     Alternate Base Rate shall mean the higher of (i) the annual rate of
     -------------------
interest announced from time to time by The Chase Manhattan Bank in New York, New York as its Base Rate and (ii) one-half of one percent (.50%) above the Federal Funds Effective Rate.

     Applicable Margin shall mean the percentage per annum set forth below:

Applicable Margin for      Applicable Margin for   Applicable Margin for   Applicable Margin for
Revolving Base Rate Loans  Revolving LIBOR Loans   Term Base Rate Loans      Term LIBOR Loans
-------------------------  ---------------------   ---------------------   ---------------------
          0.75%                    2.75%                   1.25%                   3.25%



     Assignment and Transfer Agreement shall mean the Assignment and
     ---------------------------------
Transfer Agreement in the form of Exhibit B hereto.
                                  ---------

     Availability shall mean at any time the excess, if any, of (a) the
     ------------
lesser of (i) the Revolving Line of Credit and (ii) the Borrowing Base over (b) the sum of (i) the outstanding aggregate principal amount of all Obligations then due and owing (other than the unpaid principal balance of the Term Loan) and (ii) the Availability Reserve.

     Availability Reserve shall mean (a) an amount equal to three (3)
     --------------------
months rental payments on each Company's leased premises for which each Company has not delivered to the Agent a landlord's waiver (in form and substance satisfactory to the Agent in the exercise of its reasonable business judgment), provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to the Agent of an acceptable landlord's waiver, (ii) the opening or closing of a Collateral location and/or (iii) any change in rental payment, plus (b) the aggregate amount of rebates granted by any Company on Trade Accounts Receivable to any customers of such Company, provided that the amount of rebates relating to any such customer at any time shall in no event exceed the aggregate amount of such Trade Accounts Receivable owed by such customers at such time.

     Base Rate shall mean the rate of interest (expressed as a
     ---------
percentage per annum) most recently announced or published publicly from time to time by The Chase Manhattan Bank in New York, New York as its base or prime rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by The Chase Manhattan Bank in New York, New York on commercial loans at any one time. The Base Rate shall change automatically and immediately as and when such announced rate shall change, without notice to the Companies, and any such change in The Chase Manhattan Bank in New York, New York Base Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

     Borrowing Base shall mean the sum of (a) the outstanding Eligible
     --------------
Accounts Receivable of each Company multiplied by the Accounts Receivable Advance Percentage, plus (b) the lesser of (i) the Inventory Loan Cap and (ii) the aggregate value of Eligible Inventory of each Company (as determined at the lower of cost or market on a first-in, first-out basis) multiplied by the Inventory Advance Percentage.

     Business Day shall mean any day on which the Agent, each Lender and
     ------------
The Chase Manhattan Bank in New York, New York are open for business.

     Canada Intercompany Loan shall have the meaning assigned to such
     ------------------------
term in Section 2.1(cc).
        ---------------

     Canada Security Agreement shall have the meaning assigned to such
     -------------------------
term in Section 2.1(cc).
        ---------------

     Capital Expenditures for any period shall mean the aggregate of all
     --------------------
expenditures of each Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the consolidated balance sheet of the Companies.

     Capital Improvements shall mean operating Equipment and facilities
     --------------------
(other than land) acquired or installed for use in each Company's business operations.

     Capital Lease shall mean any lease of property (whether real,
     -------------
personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the consolidated balance sheet of the Parent and its Subsidiaries.

     Closing Date shall mean the date (on or after the date hereof) on
     ------------
which the Lenders (or the Agent on behalf of the Lenders) makes the initial extension of credit hereunder, whether in the form of Revolving Loans, Letters of Credit or the Term Loan.

     Collateral Assignment of Intercompany Loan shall have the meaning
     ------------------------------------------
assigned to such term in Section 2.1(cc) below.
                         ---------------

     Collateral shall mean all present and future Accounts, Equipment,
     ----------
Inventory, Documents of Title, General Intangibles, Investment Property, Other Collateral and Real Estate of each Company; provided, however, that "Collateral" shall not include the items listed in clauses (i) -
(iv) of Section 6.1.
        -----------

     Collateral Assignment of Lawsuit Proceeds means that certain
     -----------------------------------------
Collateral Assignment of Lawsuit Proceeds of even date herewith made by Viskase Corporation in favor of Agent.


     Collateral Management Fee shall mean the sum of Seventy-Five
     -------------------------
Thousand Dollars ($75,000) which the Companies shall pay to Agent for its own account in accordance with Section 8.9 hereof to offset the
                                   -----------
expenses and costs of CITBC in connection with record keeping, periodic examinations and analyzing and evaluating the Collateral.

     Consolidated Balance Sheet shall mean a consolidated balance sheet
     --------------------------
for Parent, eliminating all inter-company transactions and prepared in accordance with GAAP.

     Consolidating Balance Sheet shall mean a consolidating balance
     ---------------------------
sheet for (a) Parent, (b) the Companies and Viskase Holding, (c) Viskase Europe and its Subsidiaries, (d) Viskase Brazil, (e) Viskase Canada and
(f) Viskase Chile, in each case showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

     Copyrights shall have the meaning assigned to that term in the
     ----------
definition of "General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     Current Assets means all current assets of each Company, as
     --------------
determined in accordance with GAAP.

     Current Liabilities means all current liabilities of each Company,
     -------------------
as determined in accordance with GAAP.

     Customarily Permitted Liens shall mean:  (a) liens of local or
     ---------------------------
state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any one time; (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, lessors and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance, pensions and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations, surety and appeal bonds and other similar obligations arising as a result of progress payments under government contracts; and (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, licenses, reservations, covenants, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of each title insurance policy
                               -----------
delivered to the Agent in connection with this Financing Agreement or which arise after the date hereof and which do not in the aggregate materially impair the use of such Real Estate in the operation of the business of the owner thereof as determined in Agent's reasonable discretion.

     Default shall mean any event specified in Section 10 hereof,
     -------                                   ----------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     Default Rate of Interest shall mean a rate of interest per annum
     ------------------------
equal to the sum of two percent (2.0%) plus the Alternate Base Rate,
                                       ----
which the Lenders shall be entitled to charge the Company on all Obligations to the extent provided in Section 10.2 of this Financing
                                      ------------
Agreement.

     Depository Account shall mean the bank account owned and maintained
     ------------------
by the Agent, for the benefit of the Lenders, and designated for the deposit of proceeds of Collateral.

     Documentation Fee shall mean (a) the reasonable legal fees and
     -----------------
costs and expenses of outside counsel for the Agent in documenting, in whole or in part, the initial transaction on behalf of the Agent, plus Out-of-Pocket Expenses, (b) the reasonable legal fees and costs and expenses necessary to compensate the Agent for the use of Agent's in-house legal department and facilities for any documentation of transactions after the initial transaction, and (c) the Agent's reasonable legal fees and costs and expenses relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     Documents of Title shall mean all present and future documents (as
     ------------------
defined in the U.C.C.) including, without limitation, all warehouse receipts, bills of lading, shipping documents and similar documents, whether negotiable or nonnegotiable, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     D.P. Kelly shall mean D.P. Kelly & Associates, L.P., a Delaware
     ----------
limited partnership.

     D.P. Kelly Financing Agreement shall mean that certain Financing
     ------------------------------
Agreement, dated as of the date hereof, by and between D.P. Kelly and the Companies, as the same may be amended, restated or supplemented from time to time.

     D.P. Kelly Loan Documents shall mean the D.P. Kelly Financing
     -------------------------
Agreement and all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to the D.P. Kelly Financing Agreement, as the same may be amended, restated or supplemented from time to time.

     Early Termination Date shall mean any date other than the
     ----------------------
Termination Date on which the Companies terminate this Financing
Agreement or the Revolving Line of Credit.

     Early Termination Fee shall mean the fee payable by the Companies
     ---------------------
to the Lenders in the event the Companies terminate the Revolving Line of Credit or this Financing Agreement on a date other than the date occurring between the thirtieth (30th) day preceding the Termination Date and the Termination Date, and be equal to the product obtained by multiplying the aggregate amount of the Revolving Line of Credit by one percent (1%).

     EBITDA shall mean, for any period, all earnings before all
     ------
interest, tax obligations and depreciation and amortization expense for such period, all determined in accordance with GAAP on a basis consistent with the latest consolidated audited financial statements of the Parent and its Subsidiaries, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

     Eligible Accounts Receivable shall mean the gross amount of each
     ----------------------------
Company's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, and which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (b) reserves for: (i) sales to the United States of America or to any agency, department or division thereof, unless such Company assigns its right to payment therefor to Agent, in form and substance acceptable to Agent, and takes all other action necessary to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-section 203 et seq.), or any successor statute; (ii) foreign sales other than sales
(x) secured by stand-by letters of credit (in form and substance reasonably satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, (y) to customers residing in Canada, provided that such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and do not exceed Five Million Dollars ($5,000,000) in the aggregate at any one time, or (z) subject to credit insurance payable to Agent, for the benefit of the Lenders, issued by an insurer, reasonably acceptable to Agent, and on terms and in an amount acceptable to Agent;
(iii) accounts that remain unpaid more than either ninety (90) days from invoice date or sixty (60) days from the due date thereof; provided, however, that only such sixty (60) day limitation shall be applicable for the customers listed on Schedule 1.1(b) hereto: (iv) contras;
                            ---------------
(v) sales to Parent, any Subsidiary, or to any company affiliated with any Company, Parent or any Subsidiary in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or
(z) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent, in each case as determined by Agent in its reasonable discretion; (viii) all sales to any customer if fifty percent (50%) or more of either (x) all outstanding invoices or (y) the aggregate dollar amount of all outstanding invoices, are unpaid more than either ninety (90) days from invoice date or sixty (60) days from the due date thereof; (ix) historical returns, discounts, claims, credits and allowances; and (x) any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent. Notwithstanding the foregoing, Trade Accounts Receivable for foreign sales subject to credit insurance in accordance with the foregoing shall be deemed Eligible Accounts Receivable whether or not such foreign Trade Accounts Receivable meet all of the other foregoing eligibility requirements; provided, however, that the gross amount of such foreign Trade Accounts Receivable that shall be deemed Eligible Accounts Receivable shall not exceed the aggregate amount that any credit insurer is obligated to pay with respect thereto.

     Eligible Inventory shall mean the gross amount of each Company's
     ------------------
Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders and which conform to the warranties contained herein and which at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, excluding, however, without duplication of
                              ---------  -------
reserves taken by the Companies, (a) supplies (other than raw materials), (b) goods not present in the United States of America,
(c) goods returned or rejected by any Company's customers (other than goods that are undamaged and resalable in the normal course of business), (d) goods to be returned to any Company's suppliers and
(e) goods in transit to third parties (other than to any Company's agents, processors or warehouses), and less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines, goods subject to bill and hold (deferred shipment) or consignment sales, damaged goods, out-of-season goods and obsolete goods. After July 15, 1999, Eligible Inventory shall not include Inventory in possession of a warehouseman, bailee, customer or other third party, unless such warehouseman, bailee, customer or third party has executed an agreement acknowledging the security interest in favor of Agent and agreeing to permit Agent to repossess the inventory (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory.

     Equipment shall mean all present and hereafter acquired equipment
     ---------
(as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.
     ERISA shall mean the Employee Retirement Income Security Act of
     -----
1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     Event(s) of Default shall have the meaning provided for in
     -------------------
Section 10 of this Financing Agreement.
----------

     Excluded Assets shall have the meaning provided for in Section 6.1
     ---------------                                        -----------
below.

     Federal Funds Effective Rate means, for any day, the rate per annum
     ----------------------------
equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by The Chase Manhattan Bank in New York, New York from three (3) funds brokers of recognized standing selected by The Chase Manhattan Bank in New York, New York.

     Fixed Charge Coverage Ratio shall mean, for any period, the ratio
     ---------------------------
determined by dividing (a) EBITDA by (b) Fixed Charges.

     Fixed Charges shall mean the sum of (i) all interest obligations
     -------------
paid or due during such period, (ii) the amount of principal repaid or scheduled to be repaid on all Indebtedness during such period,
(iii) Capital Expenditures paid for in cash by each Company during such period, (iv) all federal, state and local income tax expenses due and payable during such period, (v) the amount of Permitted Distributions made during such period, and (vi) all payments due under the Lease Documents.
     GAAP shall mean generally accepted accounting principles in the
     ----
United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     GECC shall mean General Electric Capital Corporation.
     ----

     GECC Intercreditor Agreement shall mean that certain Intercreditor
     ----------------------------
Agreement dated as of June 14, 1999 among Agent, the Term Financiers, D.P. Kelly, General Electric Capital Corporation, State Street Bank and Trust Company of Connecticut, Parent and the Companies, as the same may be amended, restated or supplemented from time to time.

     General Intangibles shall mean all present and hereafter acquired
     -------------------
general intangibles (as defined in the U.C.C.) including, without limitation, all right, title and interest in and to all (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively referred to herein as "Patents"),
(b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively referred to herein as "Trademarks"), (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith (collectively referred to herein as "Copyrights"), (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (g) herein (in whatever form or medium), and (i) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through (g) herein (categories (a) through (i) herein are collectively referred to as "Intellectual Property"), and distribution agreements, supply agreements and tax refunds, together with all money and claims for money now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     Guaranty means the Joint and Several Guaranty Agreement of even
     --------
date herewith of the Guarantors.

     Guarantors shall mean, collectively (a) Parent and (b) Viskase
     ----------
Holding.

     Indebtedness shall mean, without duplication, all liabilities,
     ------------
contingent or otherwise, which are either (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     Intellectual Property shall have the meaning assigned to such term
     ---------------------
in the definition of "General Intangibles" in this Agreement.

     Intellectual Property Assignment means those certain Grants of
     --------------------------------
Security Interests in Intellectual Property of even date herewith made by Parent and each Company in favor of Agent, on behalf of the Lenders.

     Intercompany Loans shall mean all Indebtedness incurred by any
     ------------------
Company from any Subsidiary.

     Intercompany Receivables shall mean all bona fide Trade Accounts
     ------------------------
Receivable resulting from the sale of goods or the rendering of services by any Company, Guarantor or Subsidiary to any other Company, Guarantor or Subsidiary, provided that the amounts payable with respect thereto is in the ordinary course of business consistent with past practice.

     Inventory shall mean all of each Company's present and hereafter
     ---------
acquired inventory (as defined in the U.C.C.) including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

     Inventory Advance Percentage shall mean sixty-five percent (65%).
     ----------------------------

     Inventory Loan Cap shall mean Thirty-Five Million Dollars
     ------------------
($35,000,000).

     Investment Property shall mean all of each Company's present and
     -------------------
hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     Issuing Bank shall mean the bank issuing Letters of Credit for each
     ------------
Company, which shall initially be The Chase Manhattan Bank, New York, New York, unless otherwise elected by Agent.

     Lease Documents shall have the meaning assigned to such term in
     ---------------
Schedule I to the GECC Intercreditor Agreement.

     Letters of Credit shall mean all letters of credit issued with the
     -----------------
assistance of the Lenders (acting through the Agent) by an Issuing Bank for or on behalf of each Company.

     Letter of Credit Guaranty shall mean the guaranty of each Company's
     -------------------------
reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document which the Agent, on behalf of the Lenders, delivers to the Issuing Bank.

     Letter of Credit Guaranty Fee shall mean the fee that the Agent,
     -----------------------------
for the benefit of the Lenders, may charge the Company under Section 8.5
                                                             -----------
of this Financing Agreement for (a) issuing the Letter of Credit Guaranty or (b) otherwise aiding any Company in obtaining Letters of Credit.

     Letter of Credit Sub-Line shall mean Twenty-Six Million Dollars
     -------------------------
($26,000,000) in the aggregate.

     Leverage Ratio shall mean the ratio determined by dividing
     --------------
(a) Total Liabilities by (b) EBITDA.

     LIBOR shall mean at any time of determination and subject to
     -----
availability, for each LIBOR Period, the London Interbank Offered Rate paid in London on dollar deposits from other banks for such LIBOR Period
as quoted by The Chase Manhattan Bank in New York, New York.   In the
event that The Chase Manhattan Bank in New York, New York ceases to quote such a rate for any LIBOR Period requested by Representative, then LIBOR shall mean at any time of determination and subject to
-----
availability, for each LIBOR Period, the London Interbank Offered Rate paid in London on dollar deposits from other banks for such LIBOR Period as determined by the Agent based upon information presented by Telerate Systems on page 3750 as of 11:00 a.m. (London Time).

     LIBOR Loan shall mean those Revolving Loans and the Term Loan for
     ----------
which the Representative has elected, in accordance with the provisions of Section 8 hereof, to use LIBOR as the applicable interest rate.
   ---------

     LIBOR Period shall mean a one (1) month, two (2) month, three (3)
     ------------
month or six (6) month period, as selected by Representative in accordance with the provisions of this Financing Agreement.

     Line of Credit Fee shall (a) mean the monthly fee owed by the
     ------------------
Companies to the Lenders for the Revolving Line of Credit, and (b) be equal to the product obtained by multiplying (i) the difference between
(x) aggregate amount of the Revolving Line of Credit, and (y) the sum of the average daily balance of Revolving Loans and the average daily undrawn face amount of all Letters of Credit outstanding for each month, by (ii) one-half of one percent (0.50%) per annum for the number of days in said month.

     Loan Documents shall mean this Financing Agreement, the Guaranty,
     --------------
the Viskase Companies Pledge, the Viskase Corporation Pledge, the Viskase Holding Pledge, the Collateral Assignment of Lawsuit Proceeds, the Security Agreements, the Patent, Trademark and License Assignments, the Subordination Agreements, the Real Estate Collateral Documents, the Collateral Assignment of Intercompany Loan, the Canada Security Agreement, the GECC Intercreditor Agreement and any other document, instrument or agreement entered into in connection with this Financing Agreement.

     Mandatory Prepayment shall (a) mean the amount, if any, by which
     --------------------
the Companies must prepay the Term Loan on or before the 90th day after the end of the Companies' fiscal year, and (b) be determined as set forth in Section 4.6 of this Financing Agreement.

     Material Adverse Effect shall mean a material adverse effect on
     -----------------------
either (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Companies, taken as a whole,
(b) the ability of any Company to perform its obligations under this Financing Agreement or (c) the ability of the Agent or the Lenders to enforce the Obligations or their respective rights and remedies under this Financing Agreement.

     Net Worth shall mean assets in excess of liabilities, determined in
     ---------
accordance with GAAP, on a consistent basis with the latest consolidated audited financial statements of the Parent and its Subsidiaries.

     Obligations shall mean (a) all loans and advances made by the Agent
     -----------
and the Lenders to each Company or to others for each Company's account (including, without limitation, all Revolving Loans, Letters of Credit and the Term Loan); (b) any and all other indebtedness, obligations and liabilities which may be owed by any Company to the Agent or any Lender and arising out of, or incurred in connection with, this Financing Agreement or any of the other Loan Documents (including, without limitation, all Out-of-Pocket Expenses and interest accruing after commencement of a case under the Bankruptcy Code, 11 U.S.C. 101-1331), whether (i) now in existence or incurred by any Company from time to time hereafter (including any Company operating as a Debtor or Debtor in Possession under the Bankruptcy Code, 11 U.S.C. 101-1331),
(ii) secured by pledge, lien upon or security interest in any Company's assets or property or the assets or property of any other person, firm, entity or corporation, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) any Company is liable to the Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise;
(c) all indebtedness, obligations and liabilities owed by each Company to the Agent or the Lenders under any other agreement or arrangement now or hereafter entered into between any Company, on one hand, and the Agent and/or the Lenders, on the other hand, relating to the transactions contemplated by this Financing Agreement; (d) indebtedness, obligations and liabilities incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims relating to each Company's operations, premises or waste disposal practices or disposal sites; (e) each Company's liabilities to the Agent and the Lenders as maker or endorser on any promissory note or other instrument for the payment of money pursuant to the terms hereof or any other Loan Document; (f) each Company's liabilities to the Agent and the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for any Company's account pursuant to the terms hereof or any other Loan Document, including any accommodations extended by the Agent or any Lender with respect to applications for Letters of Credit, the Agent's acceptance of drafts on behalf of the Lenders or the Agent's endorsement of notes or other instruments on behalf of the Lenders for the Company's account and benefit; and (g) the amount of any payments made by Agent to cure any "Events of Default" (as such term is defined in the GECC Intercreditor Agreement) as permitted by Section 4 of the GECC Intercreditor Agreement. By virtue of its execution of this Agreement, the Companies hereby consent to the Agent's making payments to cure any "Event of Default" pursuant to Section 4 of the GECC Intercreditor Agreement.

     Operating Leases shall mean all leases of property (whether real,
     ----------------
personal or mixed) other than Capital Leases.

     Other Collateral shall mean:  (a) all now owned and hereafter
     ----------------
acquired deposit accounts maintained by or on behalf of each Company with any bank or financial institution; (b) all of each Company's cash and other money and property in the possession or control of the Agent or any Lender; (c) all of each Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; (d) all cash and non-cash proceeds of the foregoing; and (e) all payments and damage awards received by Viskase Corporation in connection with the lawsuit between Viskase Corporation and American National Can Company pursuant to the terms of the Collateral Assignment of Lawsuit Proceeds.

     Out-of-Pocket Expenses shall mean all of the Agent's present and
     ----------------------
future out-of-pocket-expenses incurred in connection with this Financing Agreement and the other Loan Documents, including, without limitation,
(a) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) all costs and expenses incurred by the Agent and the Lenders in opening and maintaining Deposit Accounts, depositing checks, receiving and transferring funds (including charges imposed on the Agent and the Lenders for "insufficient funds" and the return of deposited checks;
(d) any amounts paid by, incurred by or charged to the Agent or any Lender by the Issuing Bank under any Letter of Credit Guaranty or any Company's reimbursement agreement, application for Letter of Credit or other like document which pertains either directly or indirectly to Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder; (e) title insurance premiums, real estate survey costs and mortgage or recording taxes and fees; (f) all expenses, costs and fees incurred by the Agent in connection with any action taken under Section 10.3 hereof; and (g) without duplication, all costs and expenses incurred by the Agent and the Lenders in connection with the collection, liquidation, enforcement and defense of the Obligations and the Agent's and the Lenders' rights in the Collateral, and all disbursements and reasonable fees of in-house and outside counsel to the Agent and the Lenders, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Financing Agreement or the commencement of any case with respect to Parent, any Company or any Subsidiary under the United States Bankruptcy Code or any similar statute.

     Parent shall mean Viskase Companies, Inc. (formerly known as
     ------
Envirodyne Industries, Inc.), a Delaware corporation.

     Patents shall have the meaning assigned in the definition of
     -------
"General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     Permitted Distributions shall mean (a) distributions from Viskase
     -----------------------
Corporation to the Parent not to exceed Fifty-Five Million Dollars ($55,000,000), plus accrued interest and any applicable prepayment fees, for the sole purpose of permitting Parent to satisfy a mandatory redemption payment due and payable on or before June 15, 1999 in connection with the Senior Secured Notes, (b) dividends from the Companies and any Subsidiary to the parent corporation thereof; provided, however, that dividends to Parent shall be limited to dividends needed for Parent to make payments on the Senior Unsecured Notes, existing Indebtedness under that certain Amended and Restated Credit Agreement dated as of June 1, 1998 among Parent, the lenders party thereto and BT Commercial Corporation, as agent, and for the payment of corporate overhead items (up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate during any fiscal year), and (c) dividends paid in shares of capital stock of Parent or any Subsidiary.

     Permitted Encumbrances shall mean:  (a) liens existing on the date
     ----------------------
hereof on specific items of Equipment and listed on Schedule 1.1(a) hereto; (b) Purchase Money Liens; (c) Customarily Permitted Liens;
(d) liens granted to the Agent, on behalf of the Lenders, by each Company and the Guarantors and liens granted to secure the Canada Intercompany Loan; (e) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, One Million Dollars ($1,000,000) (other than liens bonded or insured to the reasonable satisfaction of the Agent); (f) liens for taxes not yet due and payable, or liens for taxes due and payable, which are being contested diligently and in good faith by such Company, Guarantor or Subsidiary by appropriate proceedings, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, but only if such liens (i) are not (other than with respect to Real Estate) senior to the liens granted by the Companies to the Agent, on behalf of the Lenders, or (ii) do not secure taxes owed to the United States of America or any department thereof; (g) liens to secure
(i) Intercompany Loans made by any Guarantor or any Subsidiary to any Company, (ii) Intercompany Loans made by a Subsidiary (not a Guarantor) to another Subsidiary (not a Guarantor), and (iii) Intercompany Receivables that qualify as Permitted Indebtedness hereunder; (h) liens to secure Indebtedness of foreign domiciled Subsidiaries that qualifies as Permitted Indebtedness hereunder; provided, that such liens are not granted on the stock, share interests or equity interests of any such Subsidiaries; (i) liens granted by each Company and the Guarantors to the Term Financiers pursuant to the Term Financiers Loan Documents;
(j) liens granted by each Company and the Guarantors to D.P. Kelly pursuant to the D.P. Kelly Loan Documents; and (k) renewals and extensions of liens constituting Permitted Encumbrances hereunder, provided that the lien encumbering the asset giving rise to such Permitted Encumbrance does not encumber any other asset of a Company, Guarantor or Subsidiary.

     Permitted Indebtedness shall mean:  (a) current Indebtedness
     ----------------------
maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) Indebtedness secured by Purchase Money Liens;
(c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) indebtedness arising under the Term Financiers Financing Agreement, in an amount not to exceed, without the prior written consent of the Agent, $30,000,000 plus, accrued and unpaid interest thereon and all fees payable thereunder;
(f) indebtedness arising under the D.P. Kelly Financing Agreement in an amount not to exceed, without the prior written consent of the Agent, $5,000,000 plus, accrued and unpaid interest thereon; (g) deferred taxes and other expenses incurred in the ordinary course of business;
(h) other Indebtedness existing on the date of execution and set forth on Schedule 1.1(c) attached hereto; (i) Intercompany Loans and
   ---------------
Intercompany Receivables; (j) Indebtedness incurred by foreign domiciled Subsidiaries for their own working capital and general corporate purposes not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate at any one time outstanding; provided, that in no event shall such Indebtedness be guaranteed by a Company or Guarantor or be secured by assets other than the assets of such Subsidiary incurring the applicable Indebtedness; (k) Indebtedness to a third party, not secured by liens or security interests of any kind, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate at any one time outstanding; (l) the Canada Intercompany Loan; (m) guaranties permitted under Section 7.9(e) hereof; and (n) refinancings and renewals
                --------------
of Permitted Indebtedness, provided that the aggregate principal amount thereof does not increase as a result of any such refinancing or renewal from the amount outstanding at the time of such refinancing or renewal unless such increase does not cause such Indebtedness to fail to qualify as Permitted Indebtedness hereunder.

     Permitted Investments shall mean:  (a) readily marketable direct
     ---------------------
obligations of the United States of America or of any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case maturing within one year from the date of acquisition thereof; (b) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company which is a member of the Federal Reserve System, the long-term debt obligations of which are rated at least A by Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and which has combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000) (any such bank or trust company, an "Eligible Bank"); (c) repurchase agreements with respect to securities of the type referred to in the foregoing clause (a) transacted with Eligible Banks, provided that each such repurchase agreement obligates an Eligible Bank to repurchase the securities which are the subject thereof no later than thirty (30) days after the acquisition of such repurchase agreement; (d) money-market preferred stock or money-market auction notes, in each case maturing or redeemable at the option of the holder thereof no more than one year after the date of acquisition thereof and having a rating of at least A3 by Moody's or at least A- by S&P, and Tax Exempt Obligations (as hereinafter defined) in the form of auction rate reset notes that reset within one year from the date of acquisition thereof; (e) obligations, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least A3 or A-, or a short term rating of at least P-1 or A-1, by Moody's or S&P, respectively, and having a maturity of less than two years ("Tax Exempt Obligations"), in addition to those described in the foregoing clause (d); (f) open market commercial paper of United States corporations maturing not later than Two Hundred Seventy (270) days after the issuance thereof and having a rating of at least P-2 by Moody's or at least A-2 by S&P; (g) investments in any mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Investments of the character described in the foregoing clauses (a) through (f); and (h) notes or other debt obligations or securities received in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, or disputes with, customers or suppliers in the ordinary course of business.

     Person shall mean and include an individual, a partnership, a joint
     ------
venture, a limited liability company, a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

     Pledgors means, collectively, Viskase Companies, Viskase
     --------
Corporation, Viskase Sales  and Viskase Holding.

     Pledge Agreements means, collectively, the Viskase Companies
     -----------------
Pledge, the Viskase Corporation Pledge, the Viskase Sales Pledge and the Viskase Holding Pledge.

     Prepayment Premium shall (a) mean the amount payable by the
     ------------------
Companies to the Agent for the benefit of the Lenders upon a voluntary prepayment, in whole or in part, of the Term Loan on a date other than the date occurring between the thirtieth (30th) day preceding the Termination Date and the Termination Date and (b) be computed by multiplying the amount so prepaid by one percent (1.00%). Notwithstanding the foregoing, (a) if the Term Loan is prepaid in full with the proceeds of asset sales (regardless of whether the Revolving Line of Credit is terminated concurrently), the Lenders shall earn a prepayment premium equal to one-quarter of one percent (0.25%) of the principal amount of the Term Loan prepaid and (b) if the Term Loan is prepaid in whole or in part with the proceeds of payments or damage awards in connection with the existing American National Can litigation described in the Collateral Assignment of Lawsuit Proceeds (regardless of whether the Revolving Line of Credit is terminated concurrently), no Prepayment Premium shall be due and payable.

     Promissory Note shall mean the note, in the form of Exhibit A
     ---------------                                     ---------
attached hereto, delivered by the Company to Agent to evidence the Term
Loan.

     Purchase Money Liens shall mean liens on any item of Equipment or
     --------------------
real property (other than the Real Estate) acquired after the date of this Financing Agreement (including by way of Capital Lease) provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the property so acquired (having a book value in excess of One Hundred Thousand Dollars ($100,000)) is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate Five Million Dollars ($5,000,000) at any time outstanding.

     Real Estate shall mean the Companies' owned real property located
     -----------
in Centerville, Iowa; Kentland, Indiana; Loudon, Tennessee; Osceola, Arkansas; Pauls Valley, Oklahoma; Bensalem, Pennsylvania; Chicago, Illinois and Bedford Park, Illinois , each parcel of which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent on behalf of the Lenders or its designee.
     Real Estate Collateral Documents shall mean each Mortgage, Security
     --------------------------------
Agreement and Assignment of Leases and Rents, each Deed of Trust, Security Agreement and Assignment of Leases and Rents and the Environmental Indemnity Agreement, each of even date herewith made by the Companies, as applicable, in favor of Agent on behalf of the Lenders with respect to each owned parcel of Real Estate.

     Representative shall mean Viskase Corporation, which shall act as
     --------------
Companies' sole and exclusive representative under this Agreement for all purposes, including, without limitation, to receive funds advanced hereunder, to receive notices and other communications from Lenders or Agent hereunder, to make requests for advances of funds hereunder and to amend this Agreement.

     Required Lenders shall mean (a) at all times while there are (2)
     ----------------
two or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least fifty-one percent (51%) of the commitments under the Line of Credit (or fifty-one percent (51%) of the outstanding balance of all loans and Letters of Credit, in the event that the commitments of the Lenders have terminated).

     Revolving Base Rate Loans shall mean Revolving Loans bearing
     -------------------------
interest at the Base Rate plus the Applicable Margin.

     Revolving LIBOR Loans shall mean Revolving Loans which are LIBOR
     ---------------------
Loans.

     Revolving Line of Credit shall mean the commitments of the Lenders
     ------------------------
to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist each Company in obtaining Letters of Credit pursuant to Section 5 of this Financing Agreement (subject to the Letter of Credit Sub-Line) in the maximum aggregate amount equal to FIFTY MILLION DOLLARS ($50,000,000).

     Revolving Loans shall mean the loans and advances made, from time
     ---------------
to time, to or for the account of each Company by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

     Revolving Loan Account shall have the meaning specified in
     ----------------------
Section 3.6 of this Financing Agreement.
-----------

     Security Agreements means, collectively, the Viskase Companies
     -------------------
Security Agreement and the Viskase Holding Security Agreement.

     Senior Secured Notes shall means those certain First Priority
     --------------------
Senior Secured Notes due 2000 issued by Parent, pursuant to that certain Indenture dated as of June 20, 1995 between Parent and Shawmut Bank Connecticut, National Association, as Trustee.

     Senior Unsecured Notes shall mean those certain 10 1/4% senior
     ----------------------
notes issued by Parent pursuant to that certain Indenture dated as of December 31, 1993 between Parent and Bankers Trust Company, as Trustee.

     Settlement Date shall mean Friday of each week (or if any Friday is
     ---------------
not a Business Day, the immediately preceding Business Day), provided that, after the occurrence of an Event of Default or during a continuing decline or sudden increase in the principal amount of Revolving Loans, the Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily), so long as the Settlement Date chosen by the Agent is a Business Day.

     Subordinated Debt shall mean the debt owed by each Company to a
     -----------------
Subordinating Creditor (and the instrument evidencing such debt).
     Subordinating Creditors shall mean each of the Term Financiers and
     -----------------------
D.P. Kelly.

     Subordination Agreements shall mean each agreement, in form and
     ------------------------
substance satisfactory to the Agent, among each Company, each Guarantor, as applicable, each Subordinating Creditor and the Agent, on behalf of the Lenders, pursuant to which the Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to the Agent and the Lenders.

     Subsidiary means any domestic or foreign corporation, partnership,
     ----------
joint venture, limited liability company or other entity or organization of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock at the time of determination.

     Surplus Cash shall mean for any fiscal year of the Parent, the
     ------------
excess of the Parent's EBITDA for such fiscal year over Fixed Charges for such fiscal year, in each case on a consolidated basis.

     Tangible Net Worth shall mean, at any time, Net Worth plus
     ------------------
Subordinated Debt after subtracting therefrom the amount of any intangible assets (as determined in accordance with GAAP), including amounts due from Subsidiaries and amounts due from investments in Subsidiaries (to the extent such amounts due were treated as assets in the determination of Net Worth).

     Term Base Rate Loans shall mean any borrowing of a Term Loan
     --------------------
bearing interest at the Base Rate plus the Applicable Margin.

     Term Financiers shall mean, collectively, General Motors Employee
     ---------------
Global Group Pension Trust, Department of Pensions - City of Los
Angeles, Navy Exchange Service Command Retirement Trust, Ratheon Co. Master Pension Trust, and First Data Corporation Master Retirement Trust and their successors and assigns.

     Term Financiers Financing Agreement shall mean that certain
     -----------------------------------
Financing Agreement, dated as of the date hereof, by and between the Term Financiers and the Companies, as the same may be amended, restated or supplemented from time to time.

     Term Financiers Loan Documents shall mean the Term Financiers
     ------------------------------
Financing Agreement and all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to the Term Financiers Financing Agreement, as the same may be amended, restated or supplemented from time to time.

     Term LIBOR Loans shall mean any borrowing of a Term Loan which is
     ----------------
a LIBOR Loan.

     Term Loan Promissory Note shall mean the promissory note in the
     -------------------------
form of Exhibit A hereto, executed by the Company to evidence the Term
Loan .

     Term Loan shall mean the term loan in the original principal amount
     ---------
of FIFTY MILLION DOLLARS ($50,000,000), made by the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this
                                                    ---------
Financing Agreement.

     Termination Date shall mean June 30, 2001.
     ----------------

     Total Liabilities shall mean total liabilities of each Company
     -----------------
determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

     Trade Accounts Receivable shall mean that portion of Accounts which
     -------------------------
arises from the sale of Inventory or the rendition of services in the ordinary course of business.

     Trademarks shall have the meaning assigned to that term in the
     ----------
definition of "General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     U.C.C. shall mean the Uniform Commercial Code as in effect from
     -----
time to time in the State of Illinois.

     Viskase Brazil means Viskase Brasil Embalagens, organized under the
     --------------
laws of Brazil.

     Viskase Canada means Viskase Canada Inc., a corporation organized
     --------------
under the laws of Ontario, Canada.

     Viskase Chile means Viskase Chile Embalajes LTDA, organized under
     -------------
the laws of Chile.

     Viskase Companies Pledge means that certain Pledge Agreement of
     ------------------------
even date herewith made by Parent in favor of Agent pledging one hundred percent (100%) of the capital stock of Viskase Corporation, Viskase Films and all other directly owned Subsidiaries of Parent, as described therein.

     Viskase Companies Security Agreement means that certain Security
     ------------------------------------
Agreement of even date herewith made by Parent in favor of Agent.

     Viskase Corporation Pledge means that certain Pledge Agreement of
     --------------------------
even date herewith made by Viskase Corporation in favor of Agent pledging one hundred percent (100%) of the capital stock of Viskase Sales and Viskase Holding.

     Viskase Europe means Viskase Europe Limited, organized under the
     --------------
laws of the United Kingdom.

     Viskase Films means Viskase Films, Inc., a Delaware corporation.
     -------------

     Viskase Holding means Viskase Holding, Inc., a Delaware
     ---------------
corporation.

     Viskase Holding Pledge means that certain Pledge Agreement of even
     ----------------------
date herewith made by Viskase Holding in favor of Agent pledging (i) sixty-five percent (65%) of the capital stock of Viskase Europe and Viskase Brazil and (ii) one hundred percent (100%) of the capital stock of Viskase Australia Limited.

     Viskase Holding Security Agreement means that certain Security
     ----------------------------------
Agreement of even date herewith made by Viskase Holding in favor of Agent.

     Viskase Sales Pledge means that certain Pledge Agreement of even
     --------------------
date herewith made by Viskase Sales in favor of Agent pledging one hundred percent (100%) of the capital stock of Viskase Puerto Rico Corporation.

     Working Capital means Current Assets less Current Liabilities.
     ---------------


                 SECTION 2.  Conditions Precedent
                             --------------------
        2.1 The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such loans, of the following conditions precedent:

               (a)  Lien Priority - The liens granted in favor of the Agent
                    -------------
pursuant to the Loan Documents shall be valid and perfected, first priority liens on the Collateral subject only to the Permitted
Encumbrances.

               (b)  Term Financiers Loan Documents and D.P. Kelly Loan
                    --------------------------------------------------
Documents.  The terms and conditions of each of the Term Financiers Loan
---------
Documents and the D.P. Kelly Loan Documents shall be satisfactory to Agent in all respects. Each Company shall have executed and delivered to the Agent the Term Financiers Loan Documents and the D.P. Kelly Loan Documents.

               (c)  Fraudulent Conveyances and Similar Issues. The Agent
                    -----------------------------------------
shall be satisfied with all fraudulent conveyances and similar issues arising out of the structure of the financing arrangements provided for under the terms and conditions of the Loan Documents, the Term
Financiers Loan Documents and the D.P. Kelly Loan Documents.

               (d)  Lien Searches - The Agent shall have received tax,
                    -------------
judgment and U.C.C. searches (or the foreign country equivalents thereof) satisfactory to the Agent for all locations presently occupied or used by each Company, each Guarantor, and such other Subsidiaries deemed necessary by Agent.

               (e)  Casualty Insurance - Each Company and each Guarantor
                    ------------------
shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent on behalf of the Lenders as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in paragraph (a) of Section 7.5 of this Financing Agreement.

               (f)  Mortgages/Deeds of Trust/Assignments of Rents - The
                    ---------------------------------------------
Companies shall have executed and delivered to the Agent on behalf of the Lenders (or to an agent of the Agent or an agent of a title insurance company acceptable to the Agent), such mortgages, deeds of trust and assignments of rents and leases as the Agent may reasonably require to obtain first liens on the Real Estate, including, without limitation, the Real Estate Collateral Documents.

               (g)     UCC Filings - Any documents (including without
                       -----------
limitation, financing statements) required to be filed in order to create, in favor of the Agent on behalf of the Lenders, a first priority and, subject to Permitted Encumbrances, exclusive perfected security interest in the Collateral and substantially all of the assets of the Guarantors (to the extent that such a security interest may be perfected by a filing under the U.C.C.), shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent on behalf of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

               (h)     Title Insurance Policies -  The Agent shall have
                       ------------------------
received, in respect of each mortgage or deed of trust, a mortgagee's marked-up unconditional commitment for title insurance from a title insurance company reasonably satisfactory to the Agent (the "Title Insurance Company"). Each such commitment shall obligate the Title Insurance Company to issue to the Agent a title insurance policy (i) in an amount not less than the appraised value of the Real Estate covered thereby; (ii) that insures that the mortgage or deed of trust insured thereby creates a valid first priority lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except for Permitted Encumbrances; (iii) that names the Agent, for the benefit of the Lenders, as the insured thereunder; and
(iv) that contains such endorsements and effective coverage as the Agent may reasonably request, including without limitation a revolving line of credit endorsement. The Agent also shall have received evidence that all premiums in respect of the policies to be issued have or will be paid on the Closing Date and that all charges for mortgage taxes and recording fees, if any, shall have been paid.

               (i) Surveys - The Agent and the Title Insurance Company shall
                   -------
have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Agent and the Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for
Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping;
and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property;
(ii) the lines of streets abutting the sites and width thereof;
(iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map.  Further, the survey shall be certified to the Agent in behalf of the Lenders and the Title Insurance Company and contain a legend reciting as to whether or not the site is located in a flood zone.
               (j)   Guaranty and Guarantor Security Agreements - (i) Each
                     ------------------------------------------
Guarantor shall have executed and delivered to the Agent a guaranty, in form acceptable to the Agent, guaranteeing the Obligations, including, but not limited to, the Guaranty, and (ii) each of Parent and Viskase Holding shall have executed a security agreement and other appropriate security documents, including, but not limited to, the Security
Agreements, pursuant to which Parent and Viskase Holding each grant to the Agent, for the benefit of the Lenders, a security interest in substantially all of its assets.

               (k)  Opinions - Subject to the filing, priority and remedies
                    --------
provisions of the U.C.C., the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with the Agent, counsel for the Company, the Pledgors and the Guarantors shall have delivered to the Agent opinion(s) satisfactory to the Agent opining, inter alia, that: (x) this Financing Agreement, the Guaranties, the Security Agreements and the Pledge Agreements executed by each Company, each Guarantor and each Pledgor, as applicable, and all other Loan Documents executed by each Company and delivered to the Agent in connection with this Financing Agreement are (1) valid, binding and enforceable according to their respective terms, (2) duly authorized and (3) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational agreement of any Company, any Pledgor or any Guarantor or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which any Company, any Pledgor or any Guarantor is a signatory or by which any Company, any Pledgor, any Guarantor or any Company's, any Pledgor's or any Guarantor's assets are bound.

               (l)  Pledge Agreements - Each Pledgor, as applicable, shall
                    -----------------
(i) execute and deliver to the Agent on behalf of the Lenders the Pledge Agreements, and (ii) deliver to the Agent on behalf of the Lenders the stock certificates evidencing such stock together with duly executed stock powers with respect thereto, as applicable.

               (m) Intercreditor Agreement - GECC and all applicable parties
                   -----------------------
shall have entered into the GECC Intercreditor Agreement with Agent, in form and substance acceptable to Agent.

               (n)  Additional Documents - Each Company shall have executed
                    --------------------
and delivered to the Agent loan documents necessary to consummate the lending arrangement contemplated among the Companies and the Lenders.

               (o)     Subordination Agreement(s) - Each Subordinating
                       --------------------------
Creditor(s) shall have executed and delivered to the Agent a Subordination Agreement.

               (p)     Environmental Reports - The Agent shall have received
                       ---------------------
environmental audit reports on (i) all of each Company's leasehold and fee interests in the Real Estate, and (ii) the Company's waste disposal practices. The reports must be satisfactory to the Agent and not disclose or indicate any material liability (real or potential) arising out of any Company's premises, its operations, its waste disposal practices or waste disposal sites used by any Company.

               (q)  Board Resolutions - The Agent shall have received a copy
                    -----------------
of the resolutions of the Board of Directors of each Company, each
Pledgor and each Guarantor (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, as applicable, (ii) the Guaranties executed by the Guarantors, as applicable, (iii) the Pledge Agreements executed by each Pledgor, as applicable, and (iv) any related agreements, in each case certified by the Secretary or Assistant Secretary of each Company, the Pledgors and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of  each Company, each Pledgor and each Guarantor (as the case may be) as to the incumbency and signature of the officers executing such agreements and any certificate or other documents to be delivered by them pursuant hereto.
               (r)   Corporate Organization - The Agent shall have received
                     ----------------------
(i) a copy of the Certificate or Articles of Incorporation (or other equivalent organizational documents) of each Company, each Pledgor and each Guarantor, certified by the applicable authority in such entity's
State of organization or foreign country of organization, as applicable, and (ii) copies of the By-Laws or equivalent corporate constituent document (as amended through the date hereof), if any, of each Company, each Pledgor and each Guarantor, certified by the Secretary or Assistant Secretary thereof.

               (s)  Officer's Certificate - The Agent shall have received an
                    ---------------------
executed Officer's Certificate of each Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, (ii) each Company is in compliance with all of the terms and provisions set forth herein and
(iii) no Default or Event of Default has occurred.

               (t)   Absence of Default - No Default, Event of Default or any
                     ------------------
fact or circumstance having a Material Adverse Effect shall have occurred or arisen.

               (u)  Appraisals - The Agent shall have received appraisals on
                    ----------
each Company's fixed assets, which appraisals shall be by an appraiser acceptable to Agent and shall indicate an orderly liquidation value acceptable to the Agent with respect to the Equipment, and a fair market value acceptable to the Agent with respect to the aggregate value of the owned Real Estate.

               (v)  Legal Restraints/Litigation - At the date of execution of
                    ---------------------------
this Financing Agreement, there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Company, any Pledgor or any Guarantor or any of their assets or respective Subsidiaries, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, (ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or (iii) to the best knowledge of each Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any Company, any Pledgor, any Guarantor or any of their respective Subsidiaries or their assets, which, in the opinion of the Agent, if adversely determined could have a Material Adverse Effect.

               (w)   Disbursement Authorization - The Companies shall have
                     --------------------------
delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made by the Agent and/or the Lenders under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

               (x)     Examination & Verification; Availability - The Agent
                       ----------------------------------------
shall have completed to the satisfaction of the Agent an examination and verification of the Accounts, Inventory, books and records of each Company and each Guarantor which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Companies shall have an opening additional Availability of Ten Million Dollars ($10,000,000).

               (y)   Collection Accounts; Payment Direction - The Agent on
                     --------------------------------------
behalf of the Lenders shall have established a lockbox and opened a bank account in its name for the collection of each Company's Accounts and the deposit of the proceeds of the Collateral, and the Agent, each Company and the depository bank shall have entered into an agreement in form and substance satisfactory to the Agent regarding the administration and control of such lockbox and bank account. In addition, each Company shall have provided the Agent with satisfactory evidence that such Company has directed its account debtors to send payments on all Accounts directly to such lockbox.

              (z)  Existing Revolving Credit Agreement - (i) The Companies'
                   -----------------------------------
existing credit agreement agented by BT Commercial Corporation shall be terminated, (ii) all loans and obligations of each Company and/or the Guarantors and each Pledgor thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans and the Term Loan to be made under this Financing Agreement and (iii) all liens upon or security interest in favor of BT Commercial Corporation, as collateral agent, in connection therewith shall be terminated and/or released upon such payment.

               (aa)  Agent Proposal Letter/Fee Letter - Each Company shall
                     --------------------------------
have (i) fully complied, to the satisfaction of the Agent, with all of the terms and conditions of the Agent Proposal Letter (except to the extent specifically overridden in the fee letter referred to in clause
(ii) below), and (ii) paid to Agent all sums due to Agent pursuant to the fee letter agreement dated as of June 14, 1999 between Agent and the Companies, which fee letter agreement is deemed incorporated herein by this reference.

               (ab)    D.P. Kelly Payoff - All amounts owed to D.P. Kelly,
                       -----------------
however evidenced, incurred prior to the date hereof, shall be fully paid or refinanced and all liens, mortgages, deeds of trust, security interests and filings related thereto shall be duly released prior to the Closing Date, and evidence of such releases, satisfactory to Agent, shall be provided to Agent on or prior to the Closing Date.

               (ac)  Collateral Assignment of Intercompany Loan - All amounts
                     ------------------------------------------
owed by Viskase Canada to any Company or any Guarantor from time to time shall be (i) evidenced by a Promissory Note payable by Viskase Canada to such Company or Guarantor and (ii) secured by all of the assets of Viskase Canada pursuant to a Security Agreement in form and substance acceptable to Agent (the "Canada Security Agreement"). On the Closing
Date, and from time to time thereafter, as applicable, such Company or Guarantor loaning funds to Viskase Canada shall execute a Collateral Assignment of Intercompany Note and Security Agreement of even date herewith (the "Collateral Assignment of Intercompany Loan") in favor of Agent, for the benefit of the Lenders, pursuant to which such Company or Guarantor shall assign all right, title and interest in the Canada Intercompany Loan and the Canada Security Agreement to Agent as collateral security for the Obligations, and such Company or Guarantor shall execute such financing statements, documents, instruments and agreements as shall be necessary to perfect the foregoing security interest assignment in favor of Agent, as Agent so requests.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above conditions precedent shall have been deemed satisfied except as each Company and the Agent shall otherwise agree herein or in a separate writing.

        2.2 The obligation of the Agent and the Lenders to make any loan to any Company or to assist any Company in the issuance of any Letter of Credit after the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such loan, of the following conditions precedent:

               (a) No Default or Event of Default shall have occurred and remain outstanding; and

               (b) All representations and warranties made by each Company in this Financing Agreement shall be true and correct in all material respects.

All of the representations and warranties made by each Company in this Financing Agreement shall be deemed to be remade by each Company each time that any Company requests a Revolving Loan or a Letter of Credit hereunder, and each such request shall also constitute, unless otherwise disclosed in writing to Agent, a representation and warranty by each Company that after giving effect to the requested advance, no Default or Event of Default then exists or would result therefrom, and that such requested Revolving Loan is within the Revolving Line of Credit Availability.

                   SECTION 3.  Revolving Loans
                               ---------------
        3.1 The Agent and the Lenders severally (and not jointly) agree, subject to the terms and conditions of this Financing Agreement from time to time, so long as sufficient Availability exists (but subject to the Agent's and each Lender's right to make "overadvances"), to make loans and advances to each Company on a revolving basis in amounts up to the Borrowing Base. All requests for loans and advances must be received from Representative by an officer of Agent no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in Agent's sole discretion, subject to any additional terms Agent deems necessary.

        3.2 In furtherance of the continuing assignment and security interest in each Company's Accounts, each Company will, upon the reasonable request of Agent relating to the creation of Accounts, execute and deliver to the Agent, in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's reasonable request, each Company shall provide the Agent with copies of agreements with, or purchase orders from, such Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Company hereby authorizes the Agent to regard each Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Company's authorized officers or agents.

        3.3 Each Company hereby represents and warrants to the Agent and the Lenders that: (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Company in the ordinary course of its business; (b) the Inventory being sold and the Trade Accounts Receivable created are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Trade Accounts Receivable are in the name of such Company; and (d) except as may otherwise be disclosed to Agent from time to time pursuant to
Section 3.5 below, the customers of each Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, other than normal returns, disputes and other matters arising in the ordinary course of business. Each Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility. Each Company also represents and warrants to the Agent and the Lenders that each Company is a duly and validly existing corporation, and is qualified in all states where the failure to so qualify would have a Material Adverse Effect. Each Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of each Company will reflect the interest of the Agent, on behalf of the Lenders, in the Accounts. All of the books and records of each Company will be available to the Agent and the Lenders at normal business hours upon reasonable notice of at least one (1) Business Day prior to an Event of Default, including any records handled or maintained for each Company by any other company or entity.

        3.4 Each Company may and will enforce, collect and receive all Accounts and other proceeds from sales of Inventory for the Lenders' benefit and on the Lenders' behalf, but at each Company's expense. All checks, cash, notes or other instruments or property received by any Company with respect to sales of Inventory shall be held by such Company in trust for the Agent, for the benefit of the Lenders, separate from such Company's other property and funds, and deposited directly into the Depository Account on each Business Day. Funds remaining on deposit in the Depository Account at the end of each Business Day shall be wire transferred to the Agent's bank account at The Chase Manhattan Bank in New York, New York ("Agent's Bank Account") for application against the obligations in accordance with the terms hereof. Each Company agrees to take all actions reasonably required by the Agent or any financial institution at which the Depository Account is maintained in order to effectuate the transfer of funds contemplated above. All amounts received by the Agent from the Depository Account and any other proceeds of the Collateral deposited into the Agent's Bank Account will be credited to the Companies' Revolving Loan Account upon the Agent's receipt of "collected funds" at the Agent's Bank Account on the Business Day of receipt, if received no later than 1:00 pm, New York time, or on the next succeeding Business Day, if received after 1:00 pm, New York time. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Lenders unless and until such instruments have actually been collected.

        3.5 Each Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of the Accounts and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Representative following the occurrence and during the continuance of an Event of Default that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived, and on notice from the Agent, each Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by each Company and held by each Company for the account of the Agent, on behalf of the Lenders, as owner and assignee.

        3.6 The Agent shall maintain an account on its books in the Companies' name (the "Revolving Loan Account") in which the Companies will be charged with loans and advances made by the Agent and the Lenders to each Company or for each Company's account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent or the Lenders in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations. The Companies will be credited with all amounts received by the Agent from each of the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts and sales of Inventory, and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts, Inventory or other security granted to or by any Company be a prerequisite to the Agent's or the Lenders' rights to demand payment of any Obligation.

        3.7 After the end of each month, the Agent shall promptly send the Representative and the Lenders a statement showing the accounting for the charges, loans, advances and other transactions occurring among the Agent, the Lenders and the Companies during that month. The monthly statements shall be deemed correct and binding upon each Company and the Lenders, and shall constitute accounts stated between the Companies and the Lenders absent manifest error, unless the Agent receives a written statement of the exception from the Representative or any Lender within thirty (30) days of the date of the monthly statement.

        3.8 If at any time (a) the sum of the outstanding balance of Revolving Loans and outstanding balance of Letters of Credit exceed the Revolving Line of Credit, or (b) Availability is less than zero, the amount of such excess (in the case of clause (a)) or the amount of the Obligations required to be repaid to make Availability greater than zero (in the case of clause (b)), shall be immediately due and payable to the Agent, for the benefit of the Lenders.


                        SECTION 4.  Term Loan
                                    ---------

        4.1 Each Company hereby agrees to execute and deliver to the Agent the Term Loan Promissory Note to evidence the Term Loan to be extended to each Company by the Lenders.

        4.2 Upon receipt of the Term Loan Promissory Note, the Lenders hereby severally (and not jointly) agree to extend to the Companies the Term Loan in the original principal amount of Fifty Million Dollars ($50,000,000).

        4.3 The principal amount of the Term Loan shall be repaid by the Company in six (6) consecutive quarterly principal installments of One Million Seven Hundred Eighty-Five Thousand Seven Hundred Fifteen Dollars ($1,785,715) each, commencing January 4, 2000 and on the first day of each calendar quarter thereafter through April 1, 2001. The entire remaining principal balance of the Term Loan shall be due and payable in full on June 30, 2001.

        4.4 In the event this Financing Agreement or the Line of Credit is terminated by one or more Lenders (acting through the Agent) or the Companies for any reason whatsoever as provided in Section 11 hereof, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note or this Financing Agreement.

        4.5 The Companies, at their option, may prepay the Term Loan at any time, in whole or in part, provided that on each such prepayment, the Companies shall pay (a) accrued interest on the principal so prepaid to the date of such prepayment and (b) the Prepayment Premium then due, if any.

        4.6 In the event the Companies have generated Surplus Cash in any fiscal year, on or prior to the date which is ninety (90) days after the end of such fiscal year, there shall be due and payable a Mandatory Prepayment of the Term Loan in an amount equal to fifty percent (50%) of the Surplus Cash for such fiscal year; provided, that no such Mandatory
                                       --------
Prepayment shall be required hereunder to the extent that such Mandatory Prepayment would reduce the average daily amount of Availability for the thirty (30) day period ending on the date such Mandatory Prepayment is due to less than Ten Million Dollars ($10,000,000). No Prepayment
Premium shall be due with respect to prepayments made under this Section.

        4.7 Each prepayment of the Term Loan (whether voluntary or mandatory) shall be applied to the last maturing installments of principal of the Term Loan until fully repaid.
        4.8 Each Company hereby authorizes the Agent to charge the Companies' Revolving Loan Account with the amount of all amounts due under this Section 4 as such amounts become due. Any amount charged to
           ---------
the Companies' Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1
                                                           -----------
of this Financing Agreement. Each Company confirms that any charges which the Agent may make to the Companies' Revolving Loan Account as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.


                    SECTION 5.  Letters of Credit
                                -----------------

     In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested that the Agent, on behalf of the Lenders, join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Lenders' credit to each Company, and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

        5.1 Within the Revolving Line of Credit and Availability, the Lenders (acting through the Agent) shall assist each Company in obtaining Letters of Credit in an aggregate undrawn amount outstanding at any time equal to or less than the Letter of Credit Sub-Line. The Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the terms, conditions and purpose of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of the Agent in the exercise of its reasonable discretion. Any and all outstanding Letters of Credit shall be treated as Revolving Loans for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default or Event of Default, the Agent's and the Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion until such Event of Default is waived.

        5.2 The Agent shall have the right, without notice to any Company, to charge the Companies' Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of
(a) payment by the Agent, on behalf of the Lenders, under such Letter of Credit Guaranty, (b) the occurrence of an Event of Default or (c) the termination of the Revolving Line of Credit or this Financing Agreement.
Any amount charged to the Companies' Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.
            -----------

        5.3 Each Company unconditionally indemnifies the Agent and the Lenders against, and holds the Agent and the Lenders harmless from, any and all loss, claim or liability incurred by the Agent or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies' account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent under the Letter of Credit Guaranty. Each Company further agrees to hold the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. Each Company's unconditional obligations to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's gross negligence or willful misconduct. Each Company agrees that any charges incurred by the Agent for the Companies' account by the Issuing Bank shall be conclusive on the Agent and the Lenders, and may be charged to the Companies' Revolving Loan Account.

        5.4    Neither the Agent nor any Lender shall be responsible for:
(a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and any Company. Furthermore, without being limited by the foregoing, neither the Agent nor any Lender shall be responsible for any act or omission with respect to or in connection with any Collateral unless such act or omission constitutes gross negligence or willful misconduct.

        5.5 Each Company agrees that any action taken by the Agent or any Lender, if taken in good faith, or any action taken by any Issuing Bank of whatever nature under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on each Company and shall not put the Agent or any Lender in any resulting liability to any Company. In furtherance thereof but subject to Section 5.6 below, the Agent shall have the full right and authority
   -----------
to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the sole name of the Agent, on behalf of the Lenders, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from any Company.

        5.6 Without the Agent's express consent and endorsement in writing, each Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) upon instruction from the Agent, after the occurrence of an Event of Default which is not waived, not to (i) clear and resolve any questions of non-compliance of documents or (ii) give any instructions as to acceptances or rejection of any documents or goods.

        5.7 Each Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with in all material respects; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, each Company warrants and represents to the Agent and the Lenders that all shipments made under any such Letters of Credit are in accordance in all material respects with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations.
Each Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies pertaining to the importation and delivery of the Collateral. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

        5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, for the benefit of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by each Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent, and shall be in addition to any rights, remedies, duties or obligations contained herein.


                   SECTION 6.  Collateral
                               ----------

        6.1 As security for the prompt payment in full of all loans and advances made and to be made to each Company from time to time by the Agent and the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, each Company hereby pledges and grants to the Agent, for the benefit of the Lenders, a continuing general lien upon and security interest in all of such Company's:

               (a)     present and hereafter acquired Inventory;

               (b)     present and hereafter acquired Equipment;

               (c)     present and future Accounts;

               (d)     present and future Documents of Title;

               (e)     present and future General Intangibles;

               (f)     present and future Investment Property;

               (g)     present and future Other Collateral;

               (h)     Real Estate; and

               (i)     any such other property not included under clauses
(a) through (h) above that would otherwise be deemed to constitute "Collateral" as defined in the Term Financiers Loan Documents or the D.P. Kelly Loan Documents, as such agreements may be amended, modified or replaced from time to time.

Notwithstanding anything contained herein to the contrary, the Collateral shall not include, and neither Company shall be deemed to have granted a lien or security interest hereunder in:

                    (i) any property or asset to the extent, and only for so long as, such property is subject to a Permitted Encumbrance (in favor of Persons other than the Term Financiers and D.P. Kelly) which specifically restricts the granting of additional liens or security interests on such property; provided that (A) such lien or security interest constitutes a Permitted Encumbrance and (B) the restriction on the granting of additional liens or security interests extends only to the property subject to such a Permitted Encumbrance and the proceeds thereof;

                    (ii) any contract that prohibits the granting of a security interest in such contract or the rights thereunder without the consent of the other party(ies) thereto, which consent has not been obtained (except to the extent any such prohibition would be rendered ineffective or unenforceable under applicable laws);

                    (iii) any "Sale-Leaseback Property" as defined in the GECC Intercreditor Agreement; or

                    (iv)   the specific assets identified on Schedule 6.1
                                                             ------------
        hereto (the "Excluded Assets"); provided, however, that the Companies agree to cause the proceeds of the sale of the Excluded Assets to be used as set forth in Section 7.16 below.

        6.2 The security interests granted hereunder shall extend and attach to:

               (a) All Collateral which is presently in existence and which is owned by any Company or in which any Company has any interest, whether held by any Company or others for its account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner or lessee or conditional vendee;

               (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

               (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or any Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Company, or to the sale, promotion or shipment thereof.

        6.3 Each Company agrees to safeguard, protect and hold all Inventory for the account of the Agent, on behalf of the Lenders, and make no disposition thereof except in the regular course of the business of each Company; provided, however, that each Company may make bulk sales of Inventory that is obsolete and non-marketable under ordinary terms if such Company gives prompt written notice to Agent after any such sale. Inventory may be sold and shipped by each Company to its customers in the ordinary course of each Company's business, on open account and on commercially reasonable terms, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent by deposit in the Depository Accounts. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default which results in acceleration of the Obligations due and payable under this Agreement, in which event no further disposition shall be made of the Inventory by any Company without the Agent's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by each Company shall be made by such Company only with the approval of the Agent, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with any Company's other property, but shall be segregated, held by such Company in trust for the Agent, on behalf of the Lenders as the Lenders' exclusive property, and shall be delivered immediately by each Company to the Agent by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in each Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

        6.4 Each Company agrees at its own cost and expense to keep the Equipment in as good repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each Company also agrees to safeguard, protect and hold all Equipment for the account of the Agent, on behalf of the Lenders, and make no disposition thereof (other than dispositions expressly permitted hereunder) unless such Company first obtains the prior written approval of the Agent (which approval shall not be unreasonably withheld).  Any sale, exchange or other disposition of any Equipment (other than dispositions expressly permitted hereunder) shall only be made by the Companies with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with any Company's other property, but shall be segregated, held by each Company in trust for the Agent, for the benefit of the Lenders, as the Lenders' exclusive property, and shall be delivered immediately by each Company to the Agent by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchanges or dispositions. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything set forth herein to the contrary, each Company may sell, exchange or otherwise dispose of (a) obsolete Equipment or Equipment no longer needed in such Company's operations, provided that the then book value of the Equipment so disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year and (b) items of Equipment not listed in or appraised pursuant to the appraisals described in Section 2.1(u)
                                                        --------------
above to Subsidiaries, provided (i) Representative shall notify Agent of any such disposition in reasonable detail if the Equipment subject thereto has a minimum book value of Two Hundred Fifty Thousand Dollars ($250,000.00) per item and (ii) that the aggregate book value of any such Equipment so disposed to Subsidiaries shall not exceed Seven
Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate in any fiscal year. To the extent that any Equipment is sold, exchanged or otherwise disposed of pursuant to the preceding sentence, the proceeds of such sales or dispositions shall be delivered to the Agent by deposit into the Depository Account in accordance with the foregoing provisions of this Section 6.4, except that each Company may retain and use such
        -----------
proceeds to purchase forthwith replacement Equipment which such Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, and provided further that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

        6.5 The rights and security interests granted hereunder to the Agent, for the benefit of the Lenders, are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Companies' name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        6.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

        6.7 Any reserves or balances to the credit of any Company and any other property or assets of any Company in the possession of the Agent may be held by the Agent, for the benefit of the Lenders, as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due upon written notice to the Companies. The liens and security interests granted herein and any other lien or security interest which the Agent may have in any other assets of any Company, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Companies' Revolving Loan Account when due and payable.

        6.8 This Financing Agreement and the obligation of each Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) covering the Real Estate including, but not limited to, the Real Estate Collateral Documents.

        6.9 From time to time, each Company shall deliver to the Agent, for the benefit of the Lenders, such mortgage(s), deed(s) of trust or assignment(s) covering the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first lien thereon, subject only to Permitted Encumbrances.

        6.10 From time to time, each Company, each Guarantor and each Pledgor shall deliver to the Agent, or shall cause Parent to deliver to the Agent, such pledge or security agreements with respect to
(a) trademarks, patents, licenses and capital stock in each Company and
(b) capital stock in any and all direct Subsidiaries of each Company, each Guarantor and each Pledgor, as applicable, as the Agent shall require to obtain valid first liens thereon (subject to Permitted Encumbrances); provided, however, that in no event shall a pledge of more than sixty-five percent (65%) of the equity interests of any foreign entity directly owned be required so long as applicable law would treat any such pledge in excess of such amount as a "deemed dividend" to the parent company of such foreign entity.


            SECTION 7.  Representations, Warranties and Covenants
                        -----------------------------------------

        7.1 Each Company hereby warrants and represents and/or covenants that: (a) the fair value of each Company's assets exceeds the book value of each Company's liabilities; (b) each Company is generally able to pay its debts as they become due and payable; (c) no Company has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (d) the consolidated audited balance sheet and related statements of operations and cash flow and changes in stockholders' equity for the Parent as of December 31, 1998 and for the fiscal year then ended, and the consolidated unaudited balance sheet and related statements of operations and cash flow for the Parent as of March 31, 1999 and for the three (3) months then ended, have been prepared in accordance with GAAP and present accurately and fairly in all material respects the Parent's financial position as at the dates thereof and the Parent's results of operation for the periods then ended; (e) each Company is duly organized and validly existing under the laws of the state of its incorporation, and is qualified to do business in each State where the failure to so qualify would have a Material Adverse Effect; (f) Schedule 7.1 hereto
                                                  ------------
correctly and completely sets forth each Company's chief executive office, all of the Collateral locations and all tradenames used by each Company; (g) the execution and delivery of this Financing Agreement by each Company and the consummation of the transactions contemplated hereby, do not violate any term, provision or covenant contained in the Articles or Certificate of Incorporation or Bylaws of any Company, or
any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which any Company is a signatory or by which any Company or any Company's assets are bound; (h) except for the Permitted Encumbrances, the security interests granted herein and in the other Loan Documents constitute and shall at all times constitute first priority and exclusive liens on the Collateral; (i) except for the Permitted Encumbrances, each Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (j) the Indebtedness listed on Schedule 1.1(c)
                                                   ---------------
hereto constitutes all funded indebtedness of each Company existing as of the date hereof; (k) each Company will at its expense forever warrant and, at the Agent's request, defend the Collateral from any and all claims and demands of any other person other than the Permitted Encumbrances; (l) no Company will grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and (m) each Company will provide the Agent with prior written notice of any change in the location of any Collateral.

        7.2 Each Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. Each Company agrees that the Agent and/or its designated agents, accompanied by any Lender and/or such Lender's designated agents (at such Lender's expense), may enter upon each Company's offices, or other premises at any time during normal business hours and upon reasonable notice of at least one (1) Business Day prior to an Event of Default, and from time to time, in order to (a) examine and inspect the books and records of each Company, and make copies thereof and take extracts therefrom, and (b) verify, inspect, appraise and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto; provided, however, that so long as no Event of Default exists and is continuing, the number of such examinations, inspections, appraisals, physical counts and other valuations shall be limited to four (4) per annum. All reasonable costs, fees and expenses incurred by the Agent in connection with such examinations, inspections, appraisals, physical counts and other valuations shall constitute Out-of-Pocket Expenses for purposes of this Financing Agreement.

        7.3 Each Company agrees to execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, schedules and other information and documentation as the Agent may reasonably require, designating, identifying or describing the Collateral. Without limiting the foregoing, each Company shall deliver to the Agent, in such detail as the Agent shall reasonably require, (a) at least once each week (but more frequently upon the Agent's reasonable request) weekly sales reports and collection journals indicating cash received by the Companies from sources other than account debtors with respect to the Trade Accounts Receivable, (b) on or before the twentieth (20th) day following the last day of each month, a borrowing base certificate (as of the last day of the immediately preceding month) in a form satisfactory to the Companies and the Agent, certified by the treasurer or chief financial officer of each Company (or any other authorized officer satisfactory to the Agent), and (c) on or before the twentieth
(20th) day of each fiscal month, an aging of all Accounts existing as of the last day of the preceding fiscal month and a summary of Inventory as of the last day of the preceding fiscal month, certified by the treasurer or the chief financial officer of each Company (or any other authorized officer satisfactory to the Agent). Any Company's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the security interests of the Agent, for the benefit of the Lenders, in the Collateral.

        7.4 Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent, for the benefit of the Lenders, valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by each Company to file any financing statements covering the Collateral whether or not such Company's signature appears thereon. Each Company agrees to do whatever the Agent reasonably may request from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof;
(b) cooperating with the Agent's designated agents and employees;
(c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession in accordance with the terms hereof; and
(e) performing such further acts as the Agent reasonably may require in order to effect the purposes of this Financing Agreement.

        7.5    (a)     Each Company agrees to maintain insurance on the Real
Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the "Required Insurance"). All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent, for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent reasonably may require to fully protect the Agent's and the Lenders' interests in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All summaries of such policies are to be delivered to the Agent. All such insurance policies shall be prepaid, with a loss payable endorsement in favor of the Agent, for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. Upon the occurrence of an Event of Default which is not waived, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (b) Unless any Company provides the Agent with evidence of the Required Insurance in the manner set forth in paragraph (a) above, the Agent may, upon prior notice to the Companies, purchase insurance at each Company's expense to protect the interests of the Agent and the Lenders in the Collateral. The insurance purchased by the Agent may, but need not, protect such Company's interests in the Collateral, and therefore such insurance may not pay any claim which any Company makes or any claim which is made against any Company in connection with the Collateral. The Companies may later request that the Agent cancel any insurance purchased by the Agent, but only after providing the Agent with satisfactory evidence that the Companies have the Required
Insurance. If the Agent, on behalf of the Lenders, purchases insurance covering all or any portion of the Collateral, the Companies shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and the Agent may charge all of such costs, interest and other charges to the Revolving Loan Account. The costs of the premiums of any insurance purchased by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases insurance, the Agent will notify the Representative of such purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide the Agent with proof that the Companies had the Required Insurance as of the date on which the Agent purchased insurance and the Companies have continued at all times thereafter to have the Required Insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Revolving
Loan Account by the amount of all costs, interest and other charges associated with such insurance previously charged to the Revolving Loan Account.

               (c)
                     (i) In the event of any loss or damage by condemnation, fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Revolving Loan and then the Term Loan.

                     (ii) In the event any part of the Company's Real Estate or Equipment is condemned or damaged by fire or other casualty and the insurance or condemnation proceeds for such condemnation, damage or other casualty (the "Proceeds") is less than or equal to One Million Dollars ($1,000,000.00), the Agent shall promptly apply such Proceeds to reduce the Revolving Loan.

                     (iii) As long as an Event of Default has not occurred (which is not waived), the Companies have sufficient business interruption insurance to replace the lost profits of any Company's facilities, and the Proceeds are in excess of One Million Dollars ($1,000,000.00), the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such condemnation, fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent reasonably may elect.

                     (iv) If the Companies elect to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, (x) proceeds of insurance on Equipment or Real Estate in excess of One Million Dollars ($1,000,000.00) will be applied to the reduction of the Revolving Loans of the Companies and (y) the Agent may set up a reserve against Availability for an amount equal to the proceeds referred to in clause (x) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Companies shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such deficiency, and shall fund such deficiency before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional certificate of occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

                     (v) The Companies agree to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection with this Section 7.5.
                  -----------

        7.6 The Companies agree to pay, prior to the imposition of any lien or penalty (other than Permitted Encumbrances), all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon any Company or the Collateral, including, without limitation, all sales taxes collected by any Company on behalf of any Company's customers in connection with sales of Inventory. If such taxes remain unpaid after such date (unless such taxes are being diligently contested in good faith by such Company by appropriate proceedings), or if any lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in the Agent's opinion secures an obligation having priority over the rights granted to the Agent and the Lenders herein, then the Agent may, on behalf of the Companies and/or the Lenders, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

        7.7
               (a) Each Company agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a Material Adverse Effect on such Company, provided that any Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's or the Lenders' rights or priorities in the Collateral.

               (b) Without limiting the generality of paragraph (a) above, each Company agrees to comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, if the failure to so comply would have a Material Adverse Effect on such Company. Each Company hereby indemnifies the Agent and the Lenders, and agrees to defend and hold the Agent and the Lenders harmless, from and against any and all loss, damage, claim, liability, injury or expense which the Agent or the Lenders may sustain or incur in connection with any claim or expense asserted against the Agent or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of any Company's owned or leased real property; or any claim or expense which results from any Company's operations (including, but not limited to, the Company's off-site disposal practices) except as a result of the gross negligence or willful misconduct of the Agent or any Lender, and each Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. No Company shall be deemed to have breached any provision of this Section 7.7 if (i) the failure to
                                    -----------
comply with the requirements of this Section 7.7 resulted from good
                                     -----------
faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach and (iii) such failure is cured within fifteen (15) Business Days following any Company's receipt of notice of such failure.

               (c) As of the date hereof, each Company represents and warrants to the Agent and the Lenders that except as disclosed on
Schedule 7.7 attached hereto, (i) none of the operations of any Company
------------
are, to their knowledge after diligent inquiry, the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of the Real Estate or any Company's leased real property, (ii) no Company has any known contingent liability with respect to any release of any environmental pollution or hazardous material, (iii) each Company presently is in compliance with all environmental statutes, acts, rules, regulations or orders applicable to each Company's owned or leased real property or the operation of each Company's business, except where the failure to be in such compliance would not have a Material Adverse Effect, (iv) no enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to any Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or leased by any Company, and (v) each Company has obtained and maintains all permits, approvals, authorizations and licenses, if any, required by applicable environmental statutes, acts, rules, regulations and orders, except where the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse Effect on such Company.

        7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that, unless Agent shall have otherwise consented in writing, the Companies will furnish to Agent: (a) within ninety (90) days after the end of each fiscal year of the Parent, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and statements of operations, cash flow and reconciliation of stockholders' equity for such year, in the case of the Consolidated Balance Sheet and related statements audited by such independent public accountants selected by the Parent and satisfactory to the Agent, together with the unqualified opinion of the accountants preparing such financial statements (except that for the fiscal year 2000 audited financial statements, the opinion of such accountants may be qualified, if necessary, for the sole purpose of reflecting that, as of the date of such opinion, the Companies do not have a financing commitment in place for the period commencing on the Termination Date); (b) within forty-five (45) days of the end of each fiscal quarter, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal quarter, and a consolidated statement of operations and cash flow for such fiscal quarter and for the period commencing on the first day of the current fiscal quarter through the end of such fiscal quarter; (c) within thirty-five (35) days after the end of each fiscal month, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal month, and a consolidated statement of operations and cash flow for such fiscal month and for the period commencing on the first day of the current fiscal year through the end of such fiscal month; (d) no later than thirty (30) days after the beginning of each fiscal year, monthly projections of the Consolidated Balance Sheet, Consolidating Balance Sheet, the consolidated and consolidating statements of operations and cash flow of Parent, as well as projected Availability for such fiscal year; and
(e) from time to time, such further information regarding the business affairs and financial condition of each Company as the Agent may reasonably request. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the Treasurer or Chief Financial Officer of Representative, pursuant to which such officer must certify that:
(x) the financial statement(s) fairly and accurately represent(s)
Parent's and the Companies' financial condition at the end of the particular accounting period, as well as Parent's and the Companies' operating results during such accounting period, subject to year-end audit adjustments; (y) during the particular accounting period (i) there has occurred no Default or Event of Default under this Financing
Agreement, or, if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and (ii) no Company has received any notice of cancellation with respect to its property insurance policies; and (z) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement and, in the case of the exhibits to the financial statements referred to in clauses (a) and (b) above, setting forth the computation of the Leverage Ratio level for purposes of determination of the Applicable Margin (it being understood that the Applicable Margin determination will be made based upon the computation of the Leverage
Ratio level on a quarterly basis as of each Test Date after the Start
Date).

        7.9 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that, without the prior written consent of the Required Lenders, except as otherwise herein provided, no Company will, and will not permit any Guarantor or Subsidiary to:

               (a) Except for transfers of assets permitted under Section 7.9(c) below and Permitted Encumbrances, mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired;

               (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

               (c)  Sell, lease, assign, transfer or otherwise dispose of
(i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or any substantial part of its assets, if any, which do not constitute Collateral; provided, however, that (A) transfers of Inventory solely among the Companies and/or the Guarantors (other than Parent) shall be permitted hereunder so long as any such transfer would be classified as an Intercompany Receivable,
(B) sales or dispositions of Excluded Assets shall be permitted hereunder, and (C) sales or transfers of Collateral to either Company by the other Company or by any Subsidiary to any Company shall be permitted hereunder;

               (d) (i) Merge or consolidate with any other entity; provided, however, that (x) any Company may merge or consolidate with any Guarantor (other than Parent) and (y) any non-Guarantor Subsidiary may merge or consolidate with any other non-Guarantor Subsidiary;
(ii) change its corporate name or principal place of business without at least thirty (30) days prior written notice to the Agent, (iii) change the form of its organization from for-profit corporation or (iv) enter into or engage in any operation or activity materially different from that presently being conducted by either Company.

               (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except
(i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
(ii) existing guaranties listed on Schedule 7.9(e) hereof,
                                   ---------------
(iii) guaranties in favor of Agent under the Loan Documents,
(iv) guaranties entered into in the ordinary course of business by any Company or any Guarantor of the obligations of any Company or any Guarantor, (v) guaranties entered into in the ordinary course of business by any Subsidiary that is not a Guarantor of the obligations of any other Subsidiary that is not a Guarantor, (vi) guaranties in support of the Subordinated Debt, and (vii) guaranties entered into in connection with the refinancing of any Indebtedness permitted to be guaranteed by this Section, provided that the guarantor thereof was previously guaranteeing the Indebtedness being refinanced and the principal amount of such Indebtedness being refinanced shall not be increased from such principal amount outstanding on the day prior to the date of such refinancing; provided, however, that the principal amount of such Indebtedness being guaranteed may be increased by up to Two Million Five Hundred Thousand ($2,500,000.00) if, and only if, such Indebtedness is Permitted Indebtedness;

               (f) Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of Parent's or any Company's equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than Permitted
Distributions;

               (g) Create any new Subsidiary, or make any advance or loan to, or any investment in, or acquire all or substantially all of the assets or capital stock of, or other equity interests in, any firm, entity, person or corporation, other than (i) investments in the Subsidiaries, (ii) Permitted Investments, (iii) loans constituting Permitted Indebtedness hereunder, and (iv) advances to officers and directors in the ordinary course of business for travel expenses, employment relocation programs and similar business expenses subject to a limit of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any one time outstanding; provided, however that such limit shall not apply with respect to legally required and permissible indemnification of officers and directors;

               (h) Amend or modify any provision of the Lease Documents to the extent such amendments or modifications would (i) accelerate the term or maturity date of any obligations thereunder, (ii) increase the amount of rental payments, royalty payments or other payments required thereunder, (iii) accelerate any obligations thereunder, (iv) increase the amount of any interest or royalty rate attributable thereto, or (v) otherwise impose any covenant, term, restriction, condition or obligation determined by Agent, in its reasonable discretion, to be materially more restrictive or burdensome to any Company or Parent than existed prior to such amendment or modification. It is understood and agreed that to the extent an amendment or modification of the Lease Documents is permissible hereunder, Agent shall be promptly provided with a copy thereof; and

               (i) Amend or modify any provisions of the Term Financiers Loan Documents or the D.P. Kelly Loan Documents.

        7.10 Until termination of this Financing Agreement and payment and satisfaction in full of all Obligations hereunder, each Company shall:

               (a) cause Parent to maintain at all times during the periods below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

Quarterly Period Ending   Tangible Net Worth   Quarterly Period Ending   Tangible Net Worth
----------------------    ------------------   -----------------------   ------------------
June 30, 1999                $99,000,000            June 30, 2000          $88,000,000
September 30, 1999           $95,000,000            September 30, 2000     $86,000,000
December 31, 1999            $91,000,000            December 31, 2000      $86,000,000
March 31, 2000               $88,000,000            March 31, 2001         $82,000,000
                                                    June 30, 2001 and
                                                    each quarter
                                                    thereafter             $83,000,000

               (b) maintain at the end of each fiscal quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period (measured as follows: (i) for the quarter ending June 30, 1999, measured on a trailing basis taking into account the prior quarter; (ii) for the quarter ending September 30, 1999, measured on a trailing basis taking into account the prior two (2) quarters; (iii) for the quarter ending December 31, 1999, measured on a trailing basis taking into account the prior three (3) quarters; and (iv) for the quarter ending March 31, 2000 and each fiscal quarter thereafter, measured on a rolling four (4)
quarter basis taking into account such quarter and the prior three (3) fiscal quarters):

Fiscal Quarter Ending       Ratio         Fiscal Quarter Ending          Ratio
---------------------   --------------    ---------------------     ---------------
June 30, 1999             0.61 to 1.0       June 30, 2000             0.75 to 1.0
September 30, 1999        0.80 to 1.0       September 30, 2000        0.84 to 1.0
December 31, 1999         0.80 to 1.0       December 31, 2000         0.89 to 1.0
March 31, 2000            0.68 to 1.0       March 31, 2001            0.91 to 1.0
                                            June 30, 2001 and
                                            each fiscal quarter
                                            thereafter                0.93 to 1.0

               (c) maintain at the end of each quarter during the periods set forth below a Leverage Ratio of no more than the ratio set forth below for the applicable period:

Quarterly Period Ending       Ratio      Quarterly Period Ending         Ratio
-----------------------    -----------   -----------------------    --------------
June 30, 1999               45 to 1.0      June 30, 2000              35 to 1.0
September 30, 1999          40 to 1.0      September 30, 2000         35 to 1.0
December 31, 1999           35 to 1.0      December 31, 2000          30 to 1.0
March 31, 2000              42 to 1.0      March 31, 2001             37 to 1.0
                                           June 30, 2001 and
                                           each quarter
                                           thereafter                 30 to 1.0

        7.11 Without the prior written consent of the Required Lenders, the Parent, on a consolidated basis with its Subsidiaries, will not:
(a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any fiscal year would exceed Seven Million Dollars ($7,000,000), or (b) make any Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

           (i)    $28,000,000.00 for the fiscal year ending
                  December 31, 1999;
           (ii)   $14,000,000.00 for the fiscal year ending
                  December 31, 2000;
           (iii) $7,500,000.00 for the six (6) month period ending June 30, 2001;

provided that if the maximum amount set forth above for any year exceeds
--------
the aggregate amount of Capital Leases and Capital Expenditures made or incurred (or committed to be made or incurred) during such period, then the maximum amount set forth above for the following period(s) shall be increased by up to Three Million Dollars ($3,000,000) of the amount of such excess.

        7.12 The Company agrees to advise Agent in writing of (a) all expenditures (actual or anticipated) in excess of Five Hundred Thousand Dollars ($500,000.00) for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on any Company's Working Capital, and (b) any notices any Company receives from any local, state or federal authority advising any Company of any environmental liability (real or potential) stemming from any Company's operations, its premises, its waste disposal practices, or waste disposal sites used by any Company and to provide Agent with copies of all such notices if so required.

        7.13 Without the prior written consent of the Required Lenders, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any person or entity affiliated with either Parent, any Company or any Subsidiary, unless such transaction otherwise complies with the provisions of this Financing Agreement and is on arms-length terms, except that the foregoing restrictions shall not apply to (a) Intercompany Receivables, (b) fees payable to members of the Board of Directors of Parent in the ordinary course of business consistent with past practice, except the amount of such fees may be increased by ten percent (10%) per annum, and (c) advances of expenses otherwise permitted by this Agreement.

        7.14 Each Company, each Guarantor and each Subsidiary shall take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. Each Company represents and warrants to the Agent that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates subsequent to December 31, 1999) will not have a Material Adverse Effect on any such entity. Each Company, each Guarantor and each Subsidiary reasonably anticipates that all computer applications which are material to the operation of its business will, on a timely basis, properly perform date-sensitive functions on and after January 1, 2000. Upon the Agent's request from time to time, each Company shall provide the Agent with assurances, in form and substance reasonably satisfactory to the Agent, that each Company's, each Guarantor's and each Subsidiary's computer systems and applications are, or will be, Year 2000 compliant on a timely basis.

        7.15 Each Company hereby represents and warrants to Agent that Viskase Holding has no creditors with respect to Indebtedness (other than the Lenders under the Guaranty) and no trade credit of any kind as of the date hereof. Each Company hereby covenants to Agent that it shall cause Viskase Holding not to incur any additional Indebtedness and/or trade credit.

        7.16 The Companies agree to utilize all net proceeds received by either of them, any Guarantor or any Subsidiary of the sale, transfer or other disposition of the Excluded Assets to pay the outstanding principal balance plus accrued interest on the Revolving Loans then outstanding.

        7.17 Each Company hereby represents and warrants to Agent that its execution and delivery of a guaranty and grant of a security interest in its assets to support Parent's obligations under the Senior Secured
Notes was for fair consideration and that a substantial portion of the proceeds of the Senior Secured Notes were used to pay direct obligations of the Companies as well as to provide funds to the Companies for working capital and capital expenditures.

        7.18 Each Company hereby represents and warrants that the Lease Documents were entered into on December 18, 1990 and have not been amended or modified since such date except for (a) certain Lease
Supplements dated as of December 28, 1990 and July 24, 1991, respectively, and (b) a certain Amendment No. 1 to Participation
Agreement dated July 24, 1991 and a Waiver to Participation Agreement dated on or about the date hereof. Each Company hereby further represents and warrants that true and correct copies of the Lease
Documents, as so amended, have been provided to Agent.

        7.19 Each Company hereby represents and warrants that each of Viskase Argentina and Viskase De Mexico S.A. de C.V. have ceased all business operations. Each Company covenants and agrees that it will not conduct any business within such entities until such time as sixty-five percent (65%) of the capital stock of each such entity has been pledged to Agent, for the benefit of the Lenders, pursuant to pledge arrangements in form and substance satisfactory to Agent.

        7.20 Each Company hereby represents and warrants that it has delivered to the Agent pursuant to Section 2.1(b) hereof true, correct and complete copies of the Term Financiers Loan Documents and the D.P. Kelly Loan Documents.


                SECTION 8.  Interest, Fees and Expenses
                            ---------------------------

        8.1 Interest on the outstanding balances of the Revolving Base Rate Loans shall be payable monthly on the first Business Day of each month and shall accrue at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin on the average of the net balances owing by the Companies to the Agent and the Lenders in the Companies'
Revolving Loan Account at the close of each day during the immediately preceding month. With respect to Revolving LIBOR Loans, interest shall be payable monthly on the first Business Day of each month and shall accrue at a rate per annum equal to the applicable LIBOR plus the Applicable Margin on the average balances of all LIBOR Loans outstanding during the immediately preceding month. In the event of any change in the Alternate Base Rate, the rate set forth in the first sentence of this Section 8.1 shall change, as of the first of the month following
     -----------
any such change, so as to remain by a percentage equal to the Applicable Margin above the Alternate Base Rate then in effect. All interest rates shall be calculated based on a 360-day year. The Agent, on behalf of the Lenders, shall be entitled to charge the Companies' Revolving Loan Account for all interest provided for herein when due until all Obligations have been paid in full.

        8.2 Interest on any portion of the principal amount of the Term Loan for which the Companies have not elected to use LIBOR as the basis for the interest rate (i.e., a Term Base Rate Loan) shall be payable
                       ---
monthly on the first Business Day of each month and shall accrue at a rate per annum equal to the sum of the Alternate Base Rate plus the
                                                           ----
Applicable Margin.  Interest on any portion of the principal amount of the Term Loan for which the Companies have elected to use LIBOR as the basis for the interest rate (i.e., a Term LIBOR Loan) shall be payable
                             ---
monthly on the first Business Day of each month and shall accrue at a rate per annum equal to the sum of the applicable LIBOR plus the
                                                        ----
Applicable Margin.  In the event of any change in the Alternate Base
Rate, the rate set forth in the first sentence of this Section 8.2 shall
                                                       -----------
change, as of the first of the month following any such change, so as to remain by a percentage equal to the Applicable Margin above the Alternate Base Rate then in effect. All interest rates shall be calculated based on a 360-day year. The Agent, on behalf of the Lenders, shall be entitled to charge the Companies' Revolving Loan
Account for all interest provided for herein when due until all Obligations have been paid in full.

        8.3 The Companies may elect to use LIBOR as to any outstanding Revolving Loans and any portion of the principal amount of the Term Loan provided that there then exists no Default or Event of Default and the Representative has so advised the Agent of its election to use LIBOR and the LIBOR Period selected no later than three (3) Business Days preceding the first day of a LIBOR Period. The election and LIBOR shall be effective, provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The LIBOR elections must be for One Million Dollars ($1,000,000) or whole multiples thereof and there shall be no more than seven (7) LIBOR Loans outstanding at one time. If no such election is timely made or can be made, or if the
LIBOR rate can not be determined, then the Agent shall use the Alternate Base Rate plus the Applicable Margin for Revolving Base Rate Loans or Term Base Rate Loans, as applicable, to compute interest. Upon demand by the Lenders, each Company shall pay to the Agent, for the benefit of the Lenders, such amount or amounts as shall compensate the Lenders for any loss, costs or expenses incurred by the Lenders (as reasonably determined by the Lenders) as a result of (a) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan, or (b) any failure of any Company to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by each Lender during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by such Lender upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Representative from the Agent, containing the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Companies, in the absence of manifest error. Calculation of all amounts payable to the Lenders under this paragraph with regard to LIBOR Loans shall be made as though each Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period, provided that the Lenders may fund each of the LIBOR Loans in any manner the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Section 8.3.  In addition, notwithstanding anything to the contrary
-----------
contained herein, the Agent shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies initially to the loans accruing interest at the Alternate Base Rate and then to LIBOR Loans, provided that upon the occurrence and during the continuance of an Event of Default, or in the event the aggregate amount of outstanding LIBOR Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Lenders shall be entitled to indemnification hereunder.

        8.4
               (a) Notwithstanding any other provision of this Financing Agreement to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain
LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans so affected, if any, shall be converted automatically to loans accruing interest at the Alternate Base Rate, plus the Applicable Margin for Revolving Base Rate Loans or Term Base Rate Loans, as applicable, at the end of the applicable LIBOR Period or within such earlier period as required by law. Each Company hereby agrees to pay the Agent, for the benefit of the Lenders, on demand, any additional amounts necessary to compensate the Agent or any Lender for any costs incurred by the Agent or any Lender in making any conversion in accordance with Section 8.3.
                                                          -----------

               (b) Notwithstanding any other provision of this Financing Agreement to the contrary, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Agent or any Lender, any change after the date of this Agreement in United States federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent or any Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful)), the Agent or any Lender either (i) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent or any Lender which includes LIBOR Loans or (ii) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent or the Required Lenders so elect by notice to the Representative, the obligation of the Agent and the Lenders to make or continue LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

        8.5 In consideration of the Letter of Credit Guaranty, the Company shall pay to the Agent, for the benefit of the Lenders, a Letter of Credit Guaranty Fee equal to two and one-quarter percent (2.25%) per annum on the undrawn face amount of each Letter of Credit. For each documentary Letter of Credit, the entire Letter of Credit Guaranty Fee shall be payable on the date of issuance, and for each standby Letter of Credit, the Letter of Credit Guaranty fee shall be payable monthly on the first day of each month.

        8.6 Any charges, fees, commissions, costs and expenses charged to the Agent for any Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' Revolving Loan Account in full when charged to or paid by the Agent, and when made by any such Issuing Bank shall be conclusive and binding upon the Agent and the Lenders.

        8.7 On demand, the Companies shall reimburse or pay the Agent for all Out-of-Pocket Expenses and the Documentation Fee.

        8.8 Commencing on the first day of the month following the month in which the Closing Date occurs, and on the first day of each month thereafter, each Company shall pay to the Agent, for the benefit of the Lenders, the Line of Credit Fee.

        8.9 On the date hereof and on July 1, 2000, the Companies shall pay to the Agent, for its own account, the Collateral Management Fee, which shall be fully earned and not refundable or rebateable when due.

        8.10 After the occurrence and during the continuance of an Event of Default, each Company shall pay the Agent's standard charges for, and the reasonable fees and expenses of, the Agent's personnel used by Agent for reviewing the books and records of each Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral, which fees and expenses shall be in addition to the Collateral Management Fee.

        8.11 Each Company hereby authorizes the Agent to charge the Companies' Revolving Loan Account with the amount of all payments due under this Section 8 as such payments become due. Any amount charged to the Companies' Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1
                                                           -----------
of this Financing Agreement. Each Company confirms that any charge which the Agent may make to the Companies' Revolving Loan Account as herein provided will be made as an accommodation to each Company and solely at the Agent's discretion.

        8.12 If the Term Loan is not prepaid in full before March 1, 2000, the Companies shall pay to the Agent, for the benefit of the Lenders, a fee on March 1, 2000 in the amount of Two Hundred Fifty Thousand Dollars ($250,000). If the Term Loan is not prepaid in full before June 1, 2000, the Companies shall pay to the Agent, for the benefit of the Lenders, an additional fee on June 1, 2000, in the amount of Five
Hundred Thousand Dollars ($500,000). If the Term Loan is not prepaid in full prior to any September 1, December 1, March 1, or June 1, commencing September 1, 2000, on each such date, the Companies shall pay to Agent, for the benefit of the Lenders, additional fees in the amount of Two Hundred Fifty Thousand Dollars ($250,000) each.

        8.13 The Companies agree that, subsequent to the Closing Date, Agent will conduct comprehensive appraisals of the fixed assets of the Companies (in addition to the appraisals referred to in Section 2.1(u)
                                                        --------------
above) at the expense of the Companies, payable on demand of Agent; provided, that the cost thereof to the Companies shall not exceed Sixty-Seven Thousand Five Hundred Dollars ($67,500).



                        SECTION 9.  Powers
                                    ------

        9.1 Each Company hereby constitutes the Agent, on behalf of the Lenders, or any person or agent which the Agent may designate, as its attorney-in-fact, at each Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid in full:

               (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or any Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

               (b) To receive, open and dispose of all mail addressed to each Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

               (c) To request from customers indebted on Accounts at any time, in the name of the Agent or any Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

               (d) To transmit to customers indebted on Accounts notice of the Agent's and the Lenders' interests therein and to notify customers indebted on Accounts to make payment directly to the Agent, on behalf of the Lenders, for each Company's account; and

               (e) To take or bring, in the name of the Agent, the Lenders and/or any Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

        9.2 Notwithstanding anything set forth herein to the contrary, the powers set forth in paragraphs (b), (d) and (e) of Section 9.1 may only
                                                   -----------
be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.



                  SECTION 10.  Events of Default and Remedies
                               ------------------------------

        10.1 Notwithstanding any provision of this Financing Agreement to the contrary, Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

               (a) cessation of the business of Parent, any Company or any Guarantor or the calling of a meeting of the creditors of any of them for purposes of compromising the debts and obligations of any Company;

               (b) the failure of the Parent, any Company or any Guarantor to generally meet its debts as those debts mature;

               (c) the commencement by or against the Parent, any Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against any Company and such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

               (d) (i) breach by any Company of any covenant contained herein (other than those referred to in paragraph (e) below) or in any of the other Loan Documents, provided that such breach by any Company of any of the covenants referenced in this paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to Agent's satisfaction for a period of fifteen (15) days from the date of such breach or (ii) any representation or warranty contained herein shall be false or misleading in any material respect when made or remade;

               (e) breach by any Company of any warranty, representation or covenant of Sections 3.3 (other than the third sentence of Section 3.3)
            ------------                                   ------------
and 3.4, Section 4, Sections 6.3 and 6.4 (other than the first sentence
    ---  ---------  -----------      ---
of Section 6.4), and Sections 7.1, 7.5, 7.6, 7.9 through 7.11,
   -----------       ------------  ---  ---  ---         ----
inclusive, and 7.16;
               ---

               (f) failure of any Company to pay any of the Obligations on the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Companies'
Revolving Loan Account on the due date thereof;

               (g) any Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "Reportable Event" as defined in ERISA, (iv) terminate any "Plan", subject to Title IV of ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could subject any Company to any tax, penalty or other liability that could reasonably be expected to have a Material Adverse Effect;

               (h) a default (after all applicable cure periods with respect thereto have expired) or an "Event of Default" shall occur under any of the other Loan Documents;

               (i) without the prior written consent of Agent, any Company shall either (i) amend or modify the Subordinated Debt, or (ii) make any payment on account of or in connection with any Subordinated Debt including, without limitation, the Term Financiers Loan Documents or the D.P. Kelly Loan Documents, except as expressly permitted in the applicable Subordination Agreement;

               (j) the occurrence of any event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing either (i) the Subordinated Debt or (ii) any other Indebtedness of any Company having a principal amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000); or

               (k) a default (after all applicable cure periods with respect thereto have expired) or an "Event of Default" shall occur under any of the Lease Documents.

        10.2 Upon the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required
Lenders, declare that all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement
                -------------     -
thereafter shall be made in the Lender's sole discretion, and the obligation of the Lenders to make Revolving Loans and/or open Letters of Credit shall cease unless such Event of Default is waived. In addition, upon the occurrence of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders:
(a) declare all Obligations immediately due and payable; (b) charge each Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in
Section 8 of this Financing Agreement, provided that with respect to
---------
this clause (b), the Agent gives Representative written notice of the
Event of Default (provided that no notice is required if the Event of Default is the Event listed in paragraph (c) of Section 10.1) and the
                                                 ------------
Companies fail to cure the Event of Default to the Agent's satisfaction within ten (10) days after Representative is deemed to have received such notice hereunder (or within 10 days of the occurrence of the Event of Default, in the case of an Event of Default listed in paragraph (c)
of Section 10.1); and (c) immediately terminate this Financing Agreement
   ------------
upon notice to Representative, provided that no notice of termination is required in the case of an Event of Default listed in paragraph (c) of
Section 10.1.  The exercise of any option is not exclusive of any other
------------
option which may be exercised at any time by the Agent or the Lenders.

        10.3 Immediately after the occurrence and during the continuance of any Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at each Company's expense, such of each Company's personnel, supplies or space at each Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company, the Agent and/or the Lenders, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment, (ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of any Company, the Agent and/or the Lenders; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent, on behalf of the Lenders, may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Company; (d) foreclose its security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Inventory and/or
Other Collateral without judicial process, and enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. For the purpose of enabling Agent, on behalf of the Lenders, to exercise rights and remedies hereunder, the Companies hereby grant to the Agent, to the extent assignable, licensable, or sublicensable, without breaching any underlying agreements with third parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Companies) to use, assign, license or sublicense any of the General Intangibles. After the occurrence and during the continuance of an Event of Default, the Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of each Company, the Agent and/or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent and the Lenders in their sole discretion may deem advisable. Any Lender or the Agent, on behalf of the Lenders, shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent, on behalf of the Lenders, shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate.
Each Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of each Company or elsewhere, and to make available to the Agent the premises and facilities of each Company for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form.
However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the exercise of any of the foregoing rights
(after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent and the Lenders may elect, and each Company shall remain liable to the Agent and the Lenders for any deficiencies. The Agent, on behalf of the Lenders, in turn agrees to remit to each Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights by the Agent or the Lenders, all of which shall be cumulative. The mortgage(s), deed(s) of trust and other documents relating to the Real
Estate including, but not limited to, the Real Estate Collateral
Documents shall govern the rights and remedies of the Agent with respect thereto.

                     SECTION 11.  Termination
                                  -----------

        11.1 Except as otherwise provided herein, this Financing Agreement shall terminate on the Termination Date. Notwithstanding the foregoing,
(a) the Lenders (acting through the Agent) may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided that in the case of an Event of Default listed in paragraph (c)
of Section 10.1 hereof, the Agent and the Lenders may regard the
   ------------
Financing Agreement as terminated and notice to that effect is not required, and (b) the Companies may terminate this Financing Agreement and the Revolving Line of Credit prior to the Termination Date upon at least fifteen (15) days' prior written notice to the Agent, provided that the Companies pay to the Agent, for the benefit of the Lenders, immediately on demand, any applicable Early Termination Fee and
Prepayment Premium.  For purposes of this Financing Agreement, the repayment of the Revolving Loans in full, by itself, shall not constitute a termination of this Financing Agreement or the Revolving
Line of Credit. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final
                               ----------
accounting, the Agent may withhold any balances in the Companies'
Revolving Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.


                    SECTION 12.  Miscellaneous
                                 -------------

        12.1 Each Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No waiver of any Event of Default shall be effective unless made by the Required Lenders, and such waiver must be in writing and signed by an officer of the Required Lenders. No delay or failure by the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right, or shall operate as a waiver of such right or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

        12.2 This Financing Agreement and the documents executed and delivered in connection therewith: (a) constitute the entire agreement among each Company, the Agent and the Lenders; (b) supersede any prior agreements; (c) subject to the provisions of Section 14.10 hereof, may
                                             -------------
be amended only by a writing signed by each Company, the Agent and the Required Lenders; and (d) shall bind and benefit each Company, the Agent, the Lenders and their respective successors and assigns.

        12.3 In no event shall any Company, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and the Lenders shall never be entitled to receive, charge or apply, as interest on any Indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, principal is paid in full, any remaining excess shall be refunded to the Companies. This Section 12.3 shall control every other
                                 ------------
provision hereof and of any other agreement made in connection herewith.

        12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

        12.5   EACH COMPANY, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY
               -------------------------------------------------------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF
-------------------------------------------------------------------
THIS FINANCING AGREEMENT.  EACH COMPANY HEREBY IRREVOCABLY WAIVES
------------------------------------------------------------------
PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY
-----------------------------------------------------------------
CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.
------------------------------------------------------

        12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United State mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

       (a)     if to the Agent, at:

               The CIT Group/Business Credit, Inc.
               10 South LaSalle Street, 22nd Floor
               Chicago, Illinois 60603
               Attn:  Regional Manager
               Telecopier No.:  (312) 443-0139;

               with a copy to:

               Vedder, Price, Kaufman & Kammholz
               222 North LaSalle Street, Suite 2600
               Chicago, Illinois 60601
               Attn:  Michael A. Nemeroff, Esq.
               Telecopier No.:  (312) 609-5005

       (b)     if to the Companies at:

               Viskase Companies, Inc.
               6855 West 65th Street
               Bedford Park, Illinois  60638
               Attention:  President and General Counsel
               Telecopier No.: (708) 496-4472

               with a copy to:

               Holleb & Coff
               55 East Monroe Street, Suite 4100
               Chicago, Illinois  60603
               Attn: Allan Brilliant, Esq.
               Telecopier:  (312) 807-3900

         (c) if to any Lender, at its address set forth below its signature to this Financing Agreement or its address specified in the Assignment and Transfer Agreement executed by such Lender; or

         (d) to such other address as any party may designate for itself by like notice.

        12.7   THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING
               --------------------------------------------------------------
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE  STATE OF ILLINOIS.
------------------------------------------------------------------

        12.8   Joint and Several Liability.  The liability of each Company
               ---------------------------
under this Agreement and the Loan Documents in general shall be joint and several, and each reference herein to the Companies shall be deemed to refer to each such Company. In furtherance and not in limitation of Agent's rights and remedies hereunder or at law, Agent may proceed under this Agreement and the Loan Documents against any one or more of the Companies in its absolute and sole discretion for any of the Obligations or any other liability or obligation of any Company arising hereunder.

        12.9   Interrelationship Among the Companies.  Each Company
               -------------------------------------
acknowledges that: (a) that the business operations of each Company are interrelated and compliment one another, and that such entities have a common business purpose; (b) to permit their uninterrupted and continuous operations, such entities now require and will in the future require various funds and other credit accommodations from the Lenders; and (c) the funds obtained by the Companies under the this Agreement will be used by each Company to (i) refinance certain obligations for which the Companies were guarantors and which obligations were secured by liens on each Company's assets and (ii) for general working capital purposes.

        12.10 Within thirty (30) days of the Closing Date, each Company shall, to the extent permitted by law, cause Viskase Holding to pledge or transfer to Agent, for the benefit of Lenders, a participating equity interest in sixty-five percent (65%) of the equity interest owned by Viskase Holding in Viskase Chile, which pledge or transfer, as applicable, shall be (a) in form and substance reasonably satisfactory to Agent and (b) effective only upon the acceleration of the Obligations hereunder.


               SECTION 13.  Agreements Regarding the Lenders
                            --------------------------------
        13.1 (a) The Agent, on behalf of the Lenders, shall disburse all loans and advances to the Representative and shall handle all collections of Collateral and repayment of all Obligations. It is understood that for purposes of advances to each Company and for purposes of this Section 13, the Agent will be using the funds of the Agent.

               (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to any Company that such Lender will not make the amount which would constitute its pro rata share of the
                                           --- ----
borrowing (based on the "Commitment Amount" set forth on the signature pages of this Financing Agreement or on the amount of the "Assigned Facilities" set forth in an Assignment and Transfer Agreement delivered in accordance herewith, as the case may be) on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and in reliance upon such assumption, the Agent may make available to such Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's pro rata share of such borrowing is
                                  --- ----
not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its pro rata share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. In addition, nothing contained herein shall be deemed to obligate the Agent to make available to any Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its pro rata share thereof.

        13.2 On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their pro rata share of all outstanding Obligations.
                 --- ----
        13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Representative.

        13.4 After the Agent's receipt of any interest and fees earned under this Financing Agreement, the Agent promptly will remit to the Lenders (a) their pro rata share of all fees to which the Lenders are entitled hereunder and (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts
       ---------
advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Companies' interest.

        13.5 (a) The Lenders may, with the prior written consent of the Agent, which consent will not unreasonably be withheld or delayed, sell to one or more commercial banks, commercial finance lenders or other financial institutions, participations in the loans and extensions of credit made and to be made to the Companies hereunder. Such participant shall have no rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, (i) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (ii) the Companies, the Agent and the Lenders may continue to deal solely with such Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. It is understood and agreed that no Lender shall transfer or grant any participation under this Agreement under which the participant shall have any rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of any Obligations or extend the expiry date of any Letter of Credit in which such participant is participating beyond the Termination Date,
(B) increase the amount of the participant's participation beyond over the amount thereof in effect (it being understood that waivers or modifications of conditions precedent, covenants, defaults or Events of Default shall not constitute a change in the terms of such participation and that an increase in any Lender's Commitment or Obligations shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (C) consent to the assignment or transfer by the Companies of any of their rights and obligations under this Agreement, (D) decrease the interest rate applicable to the principal amount of the Obligations in which the participant is participating, or (E) release all or substantially all of the Collateral with respect to any portion of the Obligations in which a participant is participating. In addition, all amounts payable under this Financing Agreement to any Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender and shall be determined as if such Lender had not sold any such participation.

               (b) The Lenders may also (after Agent's consultation with the Representative), with the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed, assign to one or more commercial banks, commercial finance lenders or other financial institutions, all or a portion of their rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit and its rights and obligations with respect to Letters of Credit). Any such assignment shall (i) apply to the same pro rata share of such Lender's commitments and interests in the Revolving Loans, Term Loan and Letters of Credit and (ii) if such assignment is a partial assignment, be in a minimum principal amount of Five Million
Dollars ($5,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess thereof. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the assigning Lender as the case may be hereunder and
(ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, relinquish such Lender's rights and be released from its obligations under this Financing Agreement. Each Company shall, if necessary, execute any documents reasonably required to effectuate and acknowledge the assignments.

               (c)  Subject to the provisions of Section 13.9, each Company
                                                 ------------
authorizes each Lender to disclose to any participant or purchasing lender any and all financial information in such Lender's possession concerning each Company and their affiliates which has been delivered to such Lender by or on behalf of each Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of each Company in connection with such Lender's credit evaluation of each Company and its affiliates prior to entering into this Financing
Agreement.

        13.6 Each Company hereby agrees that each Lender is solely responsible for funding its pro rata share of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its pro rata share of the Line of Credit. Further, should any Lender
    --- ----
refuse to make available its pro rata share of the Line of Credit, then
                             --- ----
any other Lender may, but without obligation to do so, increase, unilaterally, its pro rata share of the Line of Credit, in which event
                  --- ----
each Company shall be obligated to that other Lender.

        13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by any Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared pro rata among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

        13.8 Each Company authorizes each Lender, and each Lender shall have the right, without notice, after the acceleration of the Obligations, to set-off and apply against any and all property held by, or in the possession of such Lender, any of the Obligations owed to such Lender.

        13.9   For the purposes of this Section 13.9, "Confidential
                                        ------------
Information" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of Parent, any Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature and that is clearly marked or labeled or otherwise adequately identified as being confidential information of Parent, any Company or any Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent or the Lenders prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any person acting on their behalf,
(c) otherwise becomes known to the Agent or the Lenders other than through disclosure by the Agent, the Lenders, any Company or any Subsidiary or (d) constitutes financial statements delivered under
Section 7.8 that are otherwise publicly available.  The Agent and the
-----------
Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent and the Lenders may deliver or disclose Confidential Information to (a) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Revolving Line of Credit and such Person has been notified of these confidentiality provisions),
(b) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.9, (c) any
                                                           ----
other Lender, (d) any bank or other commercial lender to which the Agent or a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 13.9), or (e) any other person (including bank auditors and
------------
other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (i) to comply with compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process after giving the Companies notice and an opportunity to seek judicial protection for such materials, (iii) in connection with any litigation to which the Agent or a Lender is a party or (iv) if an Event of Default has occurred and is continuing, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement. Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and Transfer Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this Section 13.9.
                                            ------------

                     SECTION 14.  Agency
                                  ------

        14.1 Each Lender hereby irrevocably designates and appoints Agent to act as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents, and irrevocably authorizes Agent, as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

        14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

        14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by the Agent or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Company or any officer thereof contained in this Financing Agreement or in any ancillary document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement or any ancillary document or (iii) any failure of any Company to perform its obligations hereunder or under any ancillary document. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement or any ancillary document, or to inspect the properties, books or records of any Company.

        14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless the Agent (a) shall first receive such advice or concurrence of the Lenders or the Required Lenders, as the case may be, as the Agent deems appropriate, or (b) shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of all Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        14.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or Representative describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) in the interim take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

        14.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to such Lender, and agrees that no act by the Agent hereinafter taken, including any review of the affairs of any Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Company and made its own decision to enter into this Financing Agreement. Each Lender also represents to the Agent that such Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as such Lender deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of each Company. The Agent, however, agrees to provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent.

        14.7 The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (a) this Financing Agreement or any ancillary document, or any documents contemplated by or referred to herein, (b) the transactions contemplated hereby or (c) any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements of the Lenders set forth in this paragraph shall survive the payment of the Obligations.

        14.8 The Agent may make loans to, and generally engage in any kind of business with either Company as though the Agent were not the Agent hereunder. With respect to loans made or renewed by the Agent, or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

        14.9 The Agent may resign as the Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders promptly shall appoint a successor to the Agent, whereupon such successor shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor effective upon its appointment. Upon such appointment, the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any Agent's resignation hereunder, the provisions of this Section 14 shall inure to its benefit
                                  ----------
as to any actions taken or omitted to be taken by it while acting as the Agent.

        14.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend the Financing Agreement to
(i) increase the Line of Credit, (ii) reduce the interest rates;
(iii) reduce or waive (A) any fees in which the Lenders share hereunder or (B) the repayment of any Obligations due the Lenders, (iv) extend the maturity of the Obligations or (v) alter or amend (1) this Section 14.10
                                                           -------------
or (2) the definitions of Availability, Availability Reserve, Borrowing Base, Eligible Inventory, Inventory Advance Percentage or Required Lenders; (b) release Collateral in bulk without a corresponding reduction in the Obligations; or (c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder, if after giving effect thereto the aggregate amount of Revolving Loans and Letters of Credit made or issued hereunder would exceed one hundred ten percent (110%) of the maximum amount available under Sections 3 and 5
                                                     ----------     -
hereof. In all other respects the Agent is authorized to take or to refrain from taking any action which the Agent, in its reasonable discretion, deems to be advisable and in the best interest of the Lenders (including, without limitation, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default), unless this Financing Agreement specifically requires the Companies or the Agent to obtain the consent of, or act at the direction of, the Required Lenders.

        14.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, the Lenders hereby mutually agree that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's pro rata share of the Obligations for the full amount thereof as of the date of such purchase.

        14.12    Each Lender agrees that notwithstanding the provisions of
Section 11 of this Financing Agreement, any Lender may terminate this Financing Agreement and the Line of Credit only as of the Termination Date.


                  [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the 14th day of June, 1999.

Commitment Amount               THE CIT GROUP/BUSINESS CREDIT,
-----------------               INC., as the Agent and a Lender
$100,000,000

                                By:
                                   --------------------------
                                   Its: Vice President


                                VISKASE CORPORATION, a Pennsylvania
                                corporation


                                By:
                                   ---------------------------
                                   Its:
                                       -----------------------


                                VISKASE SALES CORPORATION, a
                                Delaware corporation


                                By:
                                   ----------------------------
                                   Its:
                                   -----------------------